Filed Pursuant to Rule 424(b)(2)
File No. 333-272060
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 25, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated May 18, 2023)
$
New Mountain Finance Corporation
          % Notes due

New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us” and “our”) is a Delaware corporation that was originally incorporated on June 29, 2010. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to generate current income and capital appreciation through the sourcing and origination of senior secured loans and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns.
We are offering $          in aggregate principal amount of           % notes due           , which we refer to as the “Notes.” The Notes will mature on           ,           . We will pay interest on the Notes on            and             of each year, beginning on            , 2024. We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will be our direct, general unsecured obligations and rank pari passu, or equal, with all existing and future unsecured unsubordinated indebtedness issued by us, including, as of January 23, 2024, our $116.5 million principal amount of 5.494% fixed-rate notes due 2024 (the “2019A Unsecured Notes”), our $200 million principal amount of 3.875% fixed-rate notes due 2026 (the “2021A Unsecured Notes”), our $75 million principal amount of 5.900% fixed-rate notes due 2027 (the “2022A Unsecured Notes”), our $115 million principal amount of 8.250% fixed-rate notes due 2028 (the “2023A Unsecured Notes” and together with the 2019A Unsecured Notes, the 2021A Unsecured Notes, and the 2022A Unsecured Notes, the “Unsecured Notes”), and our $260 million principal amount of 7.50% fixed-rate unsecured convertible notes due 2025 (the “2022 Convertible Notes”). Because the Notes will not be secured by any of our assets, they will be effectively subordinated, or junior, to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Third Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, of which we had $485.6 million outstanding as of January 23, 2024 (the “Holdings Credit Facility”), borrowings under our Amended and Restated Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A., of which we had $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars, outstanding as of January 23, 2024 (the “NMFC Credit Facility”), borrowings under our Revolving Loan Agreement with NMF Investments III, L.L.C., of which we had $0 outstanding as of January 23, 2024 (the “Unsecured Management Company Revolver”), borrowings under our Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, of which we had $186.4 million outstanding as of January 23, 2024 (the “DB Credit Facility”), and borrowings under our Revolving Credit Agreement with City National Bank, of which we had $2.8 million outstanding as of January 23, 2024 (the “NMNLC Credit Facility II” and together with the Holdings Credit Facility, the NMFC Credit Facility, the Unsecured Management Company Revolver, and the DB Credit Facility, the “Credit Facilities”). The Notes will be structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including the $300.0 million in SBA-guaranteed debentures outstanding as of January 23, 2024, because the Notes are obligations exclusively of NMFC and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. For further information, see the section titled “Description of Notes” in this prospectus supplement.

The investments that we invest in are almost entirely rated below investment grade or may be unrated. Debt investments rated below investment grade are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” compared to debt investments that are rated investment grade. These debt investments are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value (“NAV”) and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
Investing in the Notes involves risks, including the risk of leverage, that are described in the “Supplementary Risk Factors” section beginning on page S-14 of this prospectus supplement and the “Risk Factors” section beginning on page 18 of the accompanying prospectus and in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Reports on Form 10-Q, and under similar headings in the other documents that are filed after the date hereof an incorporated by reference in this prospectus supplement and the accompanying prospectus.
Please read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein or therein, before investing and keep such documents for future reference. This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein or therein, contain important information about us that a prospective investor should know before investing in the Notes. Information required to be included in a Statement of Additional Information may be found in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. We also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 1633 Broadway, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at www.newmountainfinance.com. Information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains this information.

Per Note	Total
Public offering price(1)%	$
Underwriting discount (sales load)%	$
Proceeds to us, before expenses(2)%	$
__________________
(1)The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after           , 2024.
(2)Before deducting expenses payable by us related to this offering, estimated at $          .
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about January     , 2024.

Joint Book-Running Managers
BofA Securities	Deutsche Bank Securities	SMBC Nikko	Wells Fargo Securities
The date of this prospectus supplement is January          , 2024

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
We have filed with the U.S. Securities and Exchange Commission a registration statement on Form N-2 (File No. 333-272060) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective automatically upon filing with the SEC on May 18, 2023. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, particularly the information described under the “Supplementary Risk Factors” included in this prospectus supplement, “Risk Factors” included in the accompanying prospectus and our most recently filed Annual Report on Form 10-K, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the Notes.
You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses prepared by, or on behalf of, us that relates to this offering of the Notes. Neither we nor the underwriters have authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the Notes. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, or that the affairs of NMFC, have not changed since the date hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since then. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights the information included elsewhere, or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to invest in the Notes offered hereby. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.
You should read carefully the more detailed information set forth under “Risk Factors” in this prospectus supplement, “Risk Factors” and the other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.
In this prospectus supplement, unless otherwise noted, references to:
•“NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;
•“NMF Holdings” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;
•“NMNLC” refers to New Mountain Net Lease Corporation, a Maryland corporation;
•“NMFDB” refers to New Mountain Finance DB, L.L.C., a Delaware limited liability company;
•“SBIC I GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;
•“SBIC I” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;
•“SBIC II GP” refers to New Mountain Finance SBIC II G.P. L.L.C., a Delaware limited liability company;
•“SBIC II” refers to New Mountain Finance SBIC II L.P., a Delaware limited partnership;
•“Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;
•“Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;
•“New Mountain Capital” refers to New Mountain Capital Group, L.P. together with New Mountain Capital L.L.C. and its affiliates whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and other related vehicles, and a minority investor;
•“NMFC Credit Facility” refers to our Amended and Restated Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A., dated June 4, 2021, as amended (together with the related guarantee and security agreement);
•“Holdings Credit Facility” refers to NMF Holdings’ Third Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 24, 2017, as amended;
•“Unsecured Management Company Revolver” refers to our Revolving Loan Agreement with NMF Investments III, L.L.C., an affiliate of the Investment Adviser, dated March 30, 2020, as amended;
•“DB Credit Facility” refers to our Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, dated December 14, 2018, as amended;
•“NMNLC Credit Facilities” refer collectively to our Credit Agreement with City National Bank, dated February 26, 2021, as amended;

•“2019A Unsecured Notes” refers to our 5.494% unsecured notes due April 30, 2024 issued on April 30, 2019 to institutional investors in a private placement;
•“2021A Unsecured Notes” refers to our 3.875% unsecured notes due January 29, 2026 issued on January 29, 2021 to institutional investors in a private placement;
•“2022A Unsecured Notes” refers to our 5.900% unsecured notes due June 15, 2027 issued on June 15, 2022 to institutional investors in a private placement;
•“2022 Convertible Notes” refers to our 7.50% convertible notes due October 15, 2025 issued on November 2, 2022 and March 14, 2023 under an indenture, dated August 20, 2018, as supplemented by a third supplemental indenture, dated November 2, 2022 between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee;
•“2023A Unsecured Notes” refers to our 8.250% unsecured notes due November 15, 2028 issued on November 13, 2023 under an indenture, dated August 20, 2018, as supplemented by a fourth supplemental indenture, dated November 13, 2023, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee; and
•“Unsecured Notes” refers to the 2019A Unsecured Notes, the 2021A Unsecured Notes, the 2022A Unsecured Notes, and the 2023A Unsecured Notes.
Overview
We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Since our IPO, and through September 30, 2023, we have raised approximately $952.2 million in net proceeds from additional offerings of common stock.
The Investment Adviser is a wholly owned subsidiary of New Mountain Capital whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and related vehicles and a minority investor. New Mountain Capital is a firm with a track record of investing in the middle market. New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit and net lease investment strategies. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations.
Our investment objective is to generate current income and capital appreciation through the sourcing and origination of senior secured loans and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Senior secured loans that we invest in may include traditional first lien loans or unitranche loans. We invest a significant portion of our portfolio in unitranche loans, which are loans that combine both senior and subordinated debt, generally in a first-lien position. Because unitranche loans combine characteristics of senior and subordinated debt, they have risks similar to the risks associated with secured debt and subordinated debt. Certain unitranche loan investments may include “last-out” positions, which generally heighten the risk of loss. In some cases, our investments may also include equity interests.
We make investments through both primary originations and open-market secondary purchases. We primarily target loans to, and invest in, U.S. middle market businesses, a market segment we believe continues to be underserved by other lenders. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) between $10.0 million and $200.0 million. We primarily invest in senior secured debt of U.S. sponsor-backed, middle market companies. Our focus is on defensive growth businesses that generally exhibit the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers,

(iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams. Similar to us, each of SBIC I’s and SBIC II’s investment objective is to generate current income and capital appreciation under our investment criteria. However, SBIC I’s and SBIC II’s investments must be in SBA eligible small businesses. Our portfolio may be concentrated in a limited number of industries. As of September 30, 2023, our top five industry concentrations were software, business services, healthcare, investment funds (which includes the Company’s investments in its joint ventures) and education.
The investments that we invest in are almost entirely rated below investment grade or may be unrated. Debt investments rated below investment grade are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” compared to debt investments that are rated investment grade. These debt investments are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value (“NAV”) and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
As of September 30, 2023, our NAV was approximately $1,325.0 million and our portfolio had a fair value of approximately $3,111.9 million in 109 portfolio companies. At September 30, 2023 and December 31, 2022 our weighted average yield to maturity at cost for income producing investments (“YTM at Cost”) was approximately 11.8% and 11.3% respectively. This YTM at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. At September 30, 2023 and December 31, 2022, our weighted average yield to maturity at cost for all investments (“YTM at Cost for Investments”) was approximately 10.2% and 10.0%, respectively. This YTM at Cost for Investments calculation assumes that all investments, including secured collateralized agreements, are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. YTM at Cost and YTM at Cost for Investments calculations exclude the impact of existing leverage. YTM at Cost and YTM at Cost for Investments use the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate (“SONIA”), Secured Overnight Financing Rate (“SOFR”) and Euro Interbank Offered Rate (“EURIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR, SONIA, SOFR, and EURIBOR contracts by the individual companies in our portfolio or other factors.
Recent Developments
Distributions
On December 8, 2023, our board of directors declared a special distribution of $0.10 per share payable on December 29, 2023 to shareholders of record as of December 22, 2023.
Extension of Stock Repurchase Program
On December 8, 2023, our board of directors approved an extension of our stock repurchase program (the “Repurchase Program”). Pursuant to the Repurchase Program, we can repurchase up to $50 million worth of our common stock at the discretion of our management team. The Repurchase Program was set to expire on December 31, 2023, but our board of directors elected to extend the Repurchase Program through December 31, 2024. Under the Repurchase Program, we may, but are not obligated to, repurchase our outstanding common stock in the open market from time to time provided that we comply with the prohibitions under our Code of Ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including certain price, market volume and timing constraints. Unless further extended by our board of directors, we expect the Repurchase Program to be in place until the earlier of December 31, 2024 or until $50 million worth of our outstanding shares of common stock have been repurchased. To date, we have made approximately $2.9 million worth of repurchases under the Repurchase Program.
Preliminary Estimates of Results as of December 31, 2023
We estimate that our net investment income per share for the three months ended December 31, 2023 was between $0.39 per share and $0.40 per share, calculated using 101,638,346 weighted average shares for the three months ended December 31, 2023.
We estimate that our net asset value per share as of December 31, 2023 was between $12.85 per share and $12.90 per share. This estimate is net of the $0.10 per share special dividend that was paid on December 29, 2023.
We estimate that our statutory leverage ratio as of December 31, 2023 was 1.14x and our statutory leverage ratio net of available cash was 1.10x.
The preliminary estimates at and for the three months ended December 31, 2023 set forth above are based on our management’s preliminary determinations and current expectations as of the date hereof, and such information is inherently uncertain. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, Deloitte does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.
The preliminary estimates may not align with our actual results of operations for the period, which will not be known until we complete our customary financial year-end closing and related internal controls over financial reporting, final determination of the fair value of our portfolio investments, final adjustments, execution of our disclosures and control procedures and other developments arising between now and the time that our financial results for the fiscal year ended December 31, 2023 are finalized. Actual results could differ materially from these preliminary estimates based on adjustments made during our year-end closing and audit procedures, and our reported information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 may differ from this information, and any such differences may be material. In addition, the information set forth above does not include all of the information regarding our financial condition and results of operations for the fiscal year ended December 31, 2023 that may be important to investors. See “Supplementary Risk Factors — There are material limitations with making available preliminary estimates of our financial results for the fiscal year ended December 31, 2023 prior to the completion of our and our auditor’s financial review procedures for such period” in this prospectus supplement for more information.
The Investment Adviser
The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations. As of January 23, 2024, the Investment Adviser was supported by over 245 employees and senior advisors of New Mountain Capital.
The Investment Adviser is managed by a six member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, John R. Kline, Adam B. Weinstein and Laura C. Holson. The sixth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. A. Joe Delgado served on the Investment Committee from August 2022 to July 2023. Beginning in August 2023, Andre V. Moura was appointed to the Investment Committee for a one-year term. Effective January 1,

2023, Laura C. Holson joined the Investment Committee as a new permanent member. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
Competitive Advantages
We believe that we have the following competitive advantages over other capital providers to middle market companies:
Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge
In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding in 1999. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.
We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well-positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, consumer services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.
In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:
A.A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;
B.Emphasis on strong downside protection and strict risk controls; and
C.Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.
Experienced Management Team and Established Platform
The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co. LLC’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Vice Chairman of the board of directors and Senior Advisor of New Mountain Capital, was formerly President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Executive Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. LLC in the Credit Risk Management and Advisory Group. Laura C. Holson, our Chief Operating Officer and Managing Director of New Mountain Capital, joined New Mountain in 2009 as a private equity investment professional and focused on the credit business starting in 2011. She also served as Head of Capital Markets from 2017 to 2021, where she managed the Firm’s financing activities and relationships across its various product lines.

Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.
Significant Sourcing Capabilities and Relationships
We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.
Risk Management through Various Cycles
New Mountain Capital has emphasized tight control of risk since its inception. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:
•Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;
•Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and
•Targets investments in companies with significant equity value in excess of our debt investments.
Access to Non Mark to Market, Seasoned Leverage Facilities
The amount available under the Holdings Credit Facility and DB Credit Facility are generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. For a detailed discussion of our credit facilities, see “Item 2 — Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Borrowings” in our most recent Quarterly Report on Form 10-Q.
Market Opportunity
We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.
•Large pool of uninvested private equity capital available for new buyouts. We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.

•The leveraged finance market has a high level of financing needs over the next several years due to significant maturities. We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.
•Middle market companies continue to face difficulties in accessing the capital markets. We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.
•Increased regulatory scrutiny of banks has reduced middle market lending. We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.
•Conservative loan to value. As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.
•Attractive pricing. Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.
Operating and Regulatory Structure
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 150.0% (which means we can borrow $2 for every $1 of our equity), which was reduced from 200.0% effective as of June 9, 2018 by approval of our stockholders. Changing the asset coverage ratio permits us to double our leverage, which may result in increased leverage risk and increased expenses. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. We received exemptive relief from the SEC on November 6, 2014, allowing us to modify the asset coverage requirement to exclude SBA-guaranteed debentures from this calculation. See “Item 1 — Business — Senior Securities” in our most recent Annual Report on Form 10-K.
We have elected to be treated for U.S. federal income tax purposes, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income, but we may retain certain net capital gains for reinvestment. To the extent we retain any net capital gains for reinvestment, we will be subject to U.S. federal income tax, and possibly U.S. federal excise tax, with respect to such retained amounts.
We have established the following wholly-owned direct and indirect subsidiaries:
•NMF Holdings and NMFDB, whose assets are used to secure the NMF Holdings’ credit facility and NMFDB’s credit facility, respectively;
•SBIC I and SBIC II, who have received licenses from the U.S. Small Business Administration (the “SBA”) to operate as small business investment companies (“SBICs”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”) and their general partners, SBIC I GP and SBIC II GP, respectively;

•NMF Ancora Holdings, Inc., NMF QID NGL Holdings, Inc., NMF YP Holdings, Inc., NMF Permian Holdings, LLC, NMF HB, Inc., NMF TRM, LLC, NMF Pioneer, Inc. and NMF OEC, Inc., which are treated as corporations for U.S. federal income tax purposes and are intended to facilitate our compliance with the requirements to be treated as a RIC under the Code by holding equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities); we consolidate our tax blocker corporations for accounting purposes, but the tax blocker corporations are not consolidated for U.S. federal income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies; and
•New Mountain Finance Servicing, L.L.C., which serves as the administrative agent on certain investment transactions.
NMNLC is a majority-owned consolidated subsidiary of ours, which acquires commercial real estate properties that are subject to “triple net” leases, and has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.
Risk Factors
An investment in the Notes involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice to holders of our securities. These and other risks are described in the section titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement, and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes, as amended from time to time, the “indenture”.

Issuer	New Mountain Finance Corporation
Title of the Securities	% Notes due
Total Aggregate Principal Amount Being Offered	$
Initial Public Offering Price	% of the aggregate principal amount of Notes
Interest Rate	%
Yield to Maturity	%
Trade Date	, 2024
Issue Date	, 2024
Maturity Date	,
Interest Payment Dates	and , commencing , 2024
Ranking of Notes	The Notes will be our direct, general unsecured obligations and will rank:
•Senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•Pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, as of January 23, 2024, $506.5 million in aggregate principal amount outstanding of the Unsecured Notes and $260.0 million in aggregate principal amount outstanding of the 2022 Convertible Notes;

•Effectively subordinated, or junior, to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Holdings Credit Facility, of which we had $485.6 million outstanding as of January 23, 2024, our NMFC Credit Facility, of which we had $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars, outstanding as of January 23, 2024, our Unsecured Management Company Revolver, of which we had $0 outstanding as of January 23, 2024, our DB Credit Facility, of which we had $186.4 million outstanding as of January 23, 2024, and our NMNLC Credit Facility II, of which we had $2.8 million outstanding as of January 23, 2024; and

•Structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including $300.0 million in SBA-guaranteed debentures outstanding as of January 23, 2024.

As of January 23, 2024, our total consolidated indebtedness was approximately $1,778.0 million aggregate principal amount outstanding, of which approximately $711.5 million was secured indebtedness at the NMFC level. After giving effect to the issuance of the Notes, our total consolidated indebtedness would have been approximately $           million aggregate principal amount outstanding as of January 23, 2024. See “Capitalization.”

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional Redemption
We may redeem some or all of the Notes, in whole or in part, at any time, or from time to time, at a redemption price, prior to Par Call Date, equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date; provided, however, that if we redeem any Notes on or after the Par Call Date, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.

Sinking Fund	The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.
Offer to Purchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance
The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance
The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we will be released from some of the restrictive covenants in the indenture.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Paying Agent and Registrar	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).
Events of Default	If an event of default (as described under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.
Other Covenants
In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:
•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles, or GAAP.

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Global Clearance and Settlement Procedures
Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Use of Proceeds
We estimate that the net proceeds we receive from the sale of the Notes will be approximately $           , based on a public offering price of           % of par, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to repay existing indebtedness outstanding under the Holdings Credit Facility and the 2019A Unsecured Notes.

Governing Law	The Notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a number of significant risks. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, you should carefully consider the risk factors set forth below, the risk factors incorporated by reference in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, before making an investment in the Notes. The risks set forth below and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus, as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings with the SEC are the principal risks with respect to the Company generally and with respect to BDCs, they may not be the only risks we face. This section nonetheless describes the principal risk factors associated with the Notes specifically. If any of the risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Note about Forward-Looking Statements” in this prospectus supplement and the section titled “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.
Risks Related to the Notes
The Notes will be unsecured and therefore will be effectively subordinated to any existing and future secured indebtedness, including indebtedness under our Credit Facilities.
The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any existing and future secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including our Credit Facilities) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we have granted or subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Credit Facilities. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured indebtedness or secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of January 23, 2024, we had $485.6 million outstanding under the Holdings Credit Facility, $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars outstanding under the NMFC Credit Facility, $0 outstanding under the Unsecured Management Company Revolver, $186.4 million outstanding under the DB Credit Facility, and $2.8 million outstanding under the NMNLC Credit Facility II.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of New Mountain Finance Corporation, and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities of any of our existing or future subsidiaries, including the SBA-guaranteed debentures. These entities may incur substantial indebtedness in the future, all of which would be structurally senior to the Notes. As of January 23, 2024, we had $300.0 million in SBA-guaranteed debentures outstanding. The indebtedness under the SBA-guaranteed debentures are structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in each case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•make investments; or
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes), and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Our existing indebtedness contains, and other debt we issue or incur in the future could contain, more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.
There is no existing trading market for the Notes, and an active trading market for the Notes may not develop, which could limit your ability to sell the Notes and/or the market price of the Notes.
The Notes will be a new issue of debt securities for which there is currently no trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. We cannot provide any assurances that an active trading market will develop or be maintained for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. Any market-making activity will be subject to limits imposed by law, general economic conditions, or other relevant factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion.
Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be adversely affected. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
We may choose to redeem the Notes when prevailing interest rates are relatively low, which may adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that governs the Notes, as supplemented, subject to certain conditions, we will be required to offer to repurchase some or all of the outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered.
The terms of certain of our Credit Facilities provide that certain change of control events will constitute an event of default, thereunder entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility. In addition, the documents governing our Unsecured Notes (with the exception of the 2023A Unsecured Notes) and 2022 Convertible Notes each contain a provision that would require us to offer to purchase the respective Unsecured Notes or 2022 Convertible Notes upon the occurrence of a fundamental change, such as a change in control.
Any failure to comply with these provisions would constitute an event of default under each of the other agreements governing our indebtedness, including the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
The amount of our debt outstanding will increase as a result of this offering, and if we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Credit Facilities, the indentures governing the Unsecured Notes and the 2022 Convertible Notes, or other indebtedness to which we may be a party, that is not waived by the required lenders or the holders, and the remedies sought by the lenders or the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness (including the Credit Facilities, the Unsecured Notes, and the 2022 Convertible Notes). In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facilities or other debt we may incur in the future could elect to terminate their commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the Notes, which could further limit our ability to repay our debt, including the Notes.
Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the Credit Facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes, the Unsecured Notes, the 2022 Convertible Notes, and the Credit Facilities, and to fund other liquidity needs.
If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may, in the future, need to refinance or restructure our debt, including any Notes sold, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facilities, the holders of the Unsecured Notes, the 2022 Convertible Notes, or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the Credit Facilities, the Unsecured Notes, the 2022 Convertible Notes, or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or the holders thereof. If this occurs, we would be in default under the Credit Facilities, the Unsecured Notes, the 2022 Convertible Notes, or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in the Company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.
We employ leverage, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.
Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in us. We borrow from and issue senior debt securities to banks and other lenders that is secured by a lien on our assets. Holders of these senior securities have fixed dollar claims on our assets that are superior to the claims of the holders of our securities. Leverage is generally considered a speculative investment technique. Any increase in our income in excess of interest payable on our outstanding indebtedness would cause our net income to increase more than it would have had we not incurred leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not incurred leverage. Such a decline could negatively affect our ability to make common stock distributions or scheduled debt payments, including with respect to the Notes, as defined below. There can be no assurance that our leveraging strategy will be successful.
Our outstanding indebtedness imposes, and additional debt we may incur in the future will likely impose, financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our RIC tax treatment. A failure to add new debt facilities or issue additional debt securities or other evidences of indebtedness in lieu of or in addition to existing indebtedness could have a material adverse effect on our business, financial condition or results of operations.
As of January 23, 2024, we had $485.6 million outstanding under the Holdings Credit Facility, $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars, outstanding under the NMFC Credit Facility, $0 outstanding under the Unsecured Management Company Revolver, $186.4 million outstanding under the DB Credit Facility, and $2.8 million outstanding under the NMNLC Credit Facility II, $300.0 million in SBA-guaranteed debentures outstanding, $506.5 million in aggregate principal amount outstanding of the Unsecured Notes, and $260.0 million in aggregate principal amount outstanding of the 2022 Convertible Notes. We may incur additional indebtedness in the future, including, but not limited to, borrowings under the Credit Facilities or the issuance of additional debt securities in one or more public or private offerings, although there can be no assurance that we will be successful in doing so. Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on our management’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing.
As a BDC, we are generally required to meet a coverage ratio at least equal to 150% of total assets to total borrowings and other senior securities, which include all of our borrowings (other than the SBIC Subsidiaries’ SBA-guaranteed debentures under the terms of SEC exemptive relief) and any preferred stock we may issue in the future. If this ratio declines below 150%, we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions to our stockholders. Additionally, because the SBA-guaranteed debentures are excluded from the calculation of our asset ratio coverage for purpose of compliance with the 1940 Act under the terms of our SEC exemptive relief, we may have a ratio of total assets to borrowings (including the SBA-guaranteed debentures) greater than 150% and our asset coverage ratio may not fully reflect the risks relating to our outstanding debt and capitalization. For example, our asset coverage ratio as of September 30, 2023 was 182.7%. However, including SBA-guaranteed debentures, our total assets to total borrowings would be 169.6% as of September 30, 2023.
We are exposed to risks associated with the rising interest rate environment.
Because we borrow to fund our investments (such as the issuance of the Notes), a portion of our net investment income may be dependent upon the difference between the interest rate at which we borrow funds and the interest rate at which we invest these funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
In response to recent market indicators showing a rise in inflation, the Federal Reserve has raised certain benchmark interest rates in an effort to slow inflation. This rising interest rate environment may impact our cost of capital and net investment income. Since March 2022, the Federal Reserve has been rapidly raising interest rates and has indicated that it would consider additional rate hikes in response to ongoing inflation concerns. In a rising interest rate environment, our net investment income would increase due to an increase in interest income generated by our investment portfolio. However, our cost of funds would also increase, which could also impact net investment income. It is possible that the Federal Reserve's tightening cycle could result in a recession in the United States, which would likely decrease interest rates. Alternatively, in a prolonged low interest rate environment, including a reduction of base rates, such as SONIA or SOFR, to zero, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net interest income and potentially adversely affecting our operating results.
We may hedge against such interest rate fluctuations by using standard hedging instruments such as futures, options, swaps, and forward contracts, subject to applicable legal requirements, including without limitation, all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
General interest rate fluctuations may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our ability to achieve our investment objective and the rate of return on invested capital. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
There are material limitations with making available preliminary estimates of our financial results for the fiscal year ended December 31, 2023 prior to the completion of our and our auditor’s financial review procedures for such period.
The preliminary financial estimates contained in the section entitled “Prospectus Supplement Summary — Recent Developments — Preliminary Estimates of Results as of December 31, 2023” are not a comprehensive statement of our financial results for the fiscal year ended December 31, 2023 and have not been audited, reviewed, compiled, examined or subject to any procedures by Deloitte, our independent registered public accounting firm, or any other independent accountants. Our consolidated financial statements for the fiscal year ended December 31, 2023 will not be available until after this offering is completed and, consequently, will not be available to you prior to making an investment decision. Our actual financial results for the fiscal year ended December 31, 2023 could differ materially from the preliminary financial estimates we have provided as a result of the completion of our customary financial year-end closing and related internal controls over financial reporting, final determination of the fair value of our portfolio investments, final adjustments, execution of our disclosures and control procedures and other developments arising between now and the time that our financial results for the fiscal year ended December 31, 2023 are finalized. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. Deloitte has not audited, reviewed, compiled, examined or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto. In addition, the preliminary financial estimates do not include all of the information regarding our financial condition and results of operations for the fiscal year ended December 31, 2023 that may be important to investors.

NOTE ABOUT FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The matters described in the section titled “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the Notes may include statements as to:
•statements concerning the impact of a protracted decline in the liquidity of credit markets;
•the dependence of our future success on the general economy, including interest and inflation rates, and its impact on the industries in which we invest;
•the impact of interest rate volatility, including the replacement of LIBOR with alternate rates and rising interest rates, on our business and our portfolio companies;
•our future operating results, our business prospects, the adequacy of our cash resources and working capital;
•the ability of our portfolio companies to achieve their objectives;
•our ability to make investments consistent with our investment objectives, including with respect to the size, nature and terms of our investments;
•the ability of the Investment Adviser or its affiliates to attract and retain highly talented professionals;
•our preliminary estimates of financial results as of December 31, 2023; and
•actual and potential conflicts of interest with the Investment Adviser and New Mountain Capital whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and related vehicles and a minority investor.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any other documents that we have filed and may file with the SEC, as well as the sections entitled “Supplementary Risk Factors” in this prospectus supplement and “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus, before making any investment in the Notes.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the $           aggregate principal amount of Notes in this offering will be approximately $          , based on a public offering price of           % of par, after deducting underwriting discount of $           payable by us and estimated offering expenses of approximately $           payable by us.
We intend to use all of the net proceeds from the sale of the Notes to repay existing indebtedness outstanding under the Holdings Credit Facility and the 2019A Unsecured Notes.
As of January 23, 2024, we had $485.6 million outstanding under the Holdings Credit Facility. The Holdings Credit Facility matures on October 26, 2028. Borrowings under the Holdings Credit Facility currently bear interest at a rate of SOFR plus 2.50%. During the three months ended September 30, 2023, the effective interest rate applicable to borrowings outstanding under the Holdings Credit Facility was 7.8%.
As of January 23, 2024, we had $116.5 million aggregate principal amount of 2019A Unsecured Notes outstanding. The 2019A Unsecured Notes mature on April 30, 2024, and bear interest at an annual rate of 5.494%, payable semi-annually on April 15 and October 15 of each year.
Affiliates of certain underwriters are lenders under the Holdings Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Holdings Credit Facility.

CAPITALIZATION
The following table sets forth our capitalization:
(a)on an actual basis as of September 30, 2023;
(b)on an as adjusted basis for the sale of $115.0 million aggregate principal amount of the 2023A Unsecured Notes on November 13, 2023 (the “2023A Notes Issuance”); and
(c)on an as adjusted basis for the sale of $           aggregate principal amount of the Notes offered hereby based on the purchase price paid by the underwriters of            % of the aggregate principal amount of the Notes, after deducting estimated offering expenses of approximately $           payable by us, and the application of the proceeds thereof.
This table should be read together with “Use of Proceeds” and “Underwriting (Conflicts of Interest)” included in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus and our most recent consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2023 (unaudited)
	Actual	As Adjusted for the 2023A Notes Issuance	As Adjusted for the 2023A Notes Issuance and this Offering(1)
Cash and cash equivalents	$83,265	$83,265	$
Borrowings:
Holdings Credit Facility(2)	569,563	569,563
Unsecured Notes(3)(8)	391,500	391,500
2023A Unsecured Notes(3)	—	115,000
SBA guaranteed debentures(3)(4)	300,000	300,000
2022 Convertible Notes(3)	260,236	260,236
NMFC Credit Facility(5)	192,115	80,945
DB Credit Facility(6)	186,400	186,400
NMNLC Credit Facility II(7)	2,858	2,858
Notes offered hereby(3)	—	—
Total Borrowings	1,902,672	1,906,502
Net Assets:
Common stock, par value $0.001 per share (200,000,000 shares authorized; 101,439,649 shares issued and outstanding)	1,014	1,014
Paid in capital in excess of par	1,312,352	1,312,352
Accumulated undistributed earnings	11,652	11,652
Total net assets of New Mountain Finance Corporation	$1,325,018	$1,325,018	$
Total liabilities and net assets	$3,227,690	$3,231,520	$
__________________
(1)Proceeds from the Notes offered hereby are reflected net of customary fees or underwriting commissions, as applicable, and estimated offering expenses, unless otherwise indicated.
(2)As of January 23, 2024, the amount of borrowings outstanding under the Holdings Credit Facility was $485.6 million.
(3)Before deduction of deferred financing costs.
(4)As of January 23, 2024, the Company had $300.0 million in SBA-guaranteed debentures outstanding.
(5)As of January 23, 2024, the amount of borrowings outstanding under the NMFC Credit Facility was $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars.
(6)As of January 23, 2024, the amount of borrowings outstanding under the DB Credit Facility was $186.4 million.

(7)As of January 23, 2024, the amount of borrowings outstanding under the NMNLC Credit Facility II was $2.8 million.
(8)For purposes of this table, the term “Unsecured Notes” excludes the 2023A Unsecured Notes.

DESCRIPTION OF NOTES
The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
We will issue the Notes under a base indenture and fifth supplemental indenture thereto (the “fifth supplemental indenture”), to be entered into between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “trustee”). As used in this section, all references to the indenture mean the base indenture as supplemented by the fifth supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “we,” “our,” “us” and NMFC refer only to New Mountain Finance Corporation and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by New Mountain Finance Corporation in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of New Mountain Finance Corporation and its subsidiaries.
General
The Notes:
•will be our direct, general unsecured, senior obligations;
•will be issued in an aggregate principal amount of $           million;
•will mature on            , unless earlier redeemed or repurchased, as discussed below;
•will bear cash interest from               , 2024 at an annual rate of               % payable semi-annually on                and               of each year, beginning on                    , 2024;
•will be subject to redemption at our option as described under “—Optional Redemption;”
•will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
•will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
•will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase Upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue further additional Notes under the indenture with the same terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes in an unlimited aggregate principal amount; provided that such additional Notes must either be issued in a “qualified reopening” for U.S. federal income tax purposes or otherwise be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the paying agent, which initially shall be the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of notes that are not in global form, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. A holder may be required, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. The transferor of any Note shall provide or cause to be provided to the trustee, upon reasonable request therefore, all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes bear cash interest at a rate of          % per year until maturity. Interest on the Notes will accrue from         , 2024 or from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on          and          of each year, beginning on          , 2024.
Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time (the “close of business”) on          or          (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law or executive order to close.
Ranking
The Notes are our direct, general unsecured obligations that rank:
•senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, as of January 23, 2024, $506.5 million in aggregate principal amount outstanding of the Unsecured Notes and $260.0 million in aggregate principal amount outstanding of the 2022 Convertible Notes;
•effectively subordinated, or junior, to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Holdings Credit Facility, of which we had $485.6 million outstanding as of January 23, 2024, our NMFC Credit Facility, of which we had $36.7 million, which included £22.9 million denominated in GBP and €0.7 million denominated in EUR that has been converted to U.S. dollars, outstanding as of January 23, 2024, our Unsecured Management Company Revolver, of which we had $0 outstanding as of January 23, 2024, our DB Credit Facility, of which we had $186.4 million outstanding as of January 23, 2024, and our NMNLC Credit Facility II, of which we had $2.8 million outstanding as of January 23, 2024; and
•structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including $300.0 million in SBA-guaranteed debentures outstanding as of January 23, 2024.
As of January 23, 2024, our total consolidated indebtedness was approximately $1,778.0 million aggregate principal amount outstanding. After giving effect to the issuance of the Notes, our total consolidated indebtedness would have been approximately $           aggregate principal amount outstanding as of January 23, 2024. See “Capitalization.”
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act. Prior to          (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus               basis points less (b) interest accrued to the date of redemption; and
(2)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication)

(“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee will not be responsible or liable for determining, confirming, or verifying the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair with the prior written consent of the Company. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount thereabove) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of an authentication order, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our Credit Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility. In addition, the documents governing the Unsecured Notes (with the exception of the 2023A Unsecured Notes) and the 2022 Convertible Notes each contains a provision that would require us to offer to purchase the respective Unsecured Notes and 2022 Convertible Notes upon the occurrence of a fundamental change, such as a change in control. A failure to purchase any tendered Unsecured Notes or 2022 Convertible Notes would constitute an event of default under the applicable indenture or offering document, which would, in turn, constitute a default under certain of our Credit Facilities and the indenture. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein, for a general discussion of our indebtedness. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control

Repurchase Event to make the required repurchase of the Notes or our other debt. See “Supplementary Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of NMFC and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of NMFC or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of NMFC, measured by voting power rather than number of shares; or
(3)the approval by NMFC’s stockholders of any plan or proposal relating to the liquidation or dissolution of NMFC.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of NMFC, 50% or more of the outstanding equity interests of which are owned by NMFC and its direct or indirect subsidiaries and of which NMFC possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of

Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Moody’s” means Moody’s Investor Service, or any successor thereto.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) New Mountain Finance Advisers BDC, L.L.C. or any affiliate of New Mountain Finance Advisers BDC, L.L.C. that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Rating Agency” means:
(1)each of Fitch and Moody’s; and
(2)if any of Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or Moody’s, or each of them, as the case may be.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:
Merger, Consolidation or Sale of Assets
The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of NMFC or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:
•we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;
•the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;
•immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and
•we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with and that such supplemental indenture is valid, binding and enforceable against the successor company.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.
Events of Default
Each of the following is an event of default:
(1)default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;
(3)our failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements contained in the Notes or indenture;
(4)default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with NMFC for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC; and
(6)certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.
If an event of default occurs and is continuing and a responsible officer of the Trustee has received written notice or has actual knowledge thereof, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(i)such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
(ii)the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;
(iii)such holder or holders have offered to the trustee security or indemnity, or both, satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv)the trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding; and
(v)no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year (which fiscal year ends on December 31), an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default actually known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Satisfaction and Discharge; Defeasance
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. Defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, we can legally release ourselves from all payment and other obligations on the Notes. Covenant defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, we will be released from some of the restrictive covenants in the indenture.
Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in its capacity, including without limitation as trustee, security registrar and paying agent, assumes no responsibility (or liability) for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control or Below Investment Grade Rating Event has occurred and whether any Change of Control offer with respect to the Notes is required.
We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
“Corporate trust office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to the Indenture shall be administered, which office is currently located at: (i) for purposes of Section 1002 of the indenture, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue, St. Paul, MN 55107, Attention: New Mountain Finance Corporation, and (ii) for all other purposes is located at 1 Federal Street, 10th Floor, Boston, MA 02110, Attention: New Mountain Finance Corporation, or such other address as the Trustee may designate from time to time in accordance with the terms of the indenture.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system.”
Each of the trustee, security registrar, and paying agent will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.
Governing Law
The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee (in any of its capacities) nor the underwriters are responsible or liable for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have Notes represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated Notes; and
•will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

In connection with any proposed exchange of a certificated Note for a Global Note, there shall be provided to the trustee, upon reasonable request therefore, all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary describes certain U.S. federal income tax consequences applicable to an investment in the Notes. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. The summary is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect, or to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of an investment in the Notes. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.
This summary discusses only Notes held as capital assets within the meaning of the Code (generally, property held for investment purposes) and does not purport to address persons in special tax situations, such as banks and other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts and RICs (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens or long-term residents of the United States, persons holding the Notes as a position in a “straddle,” “hedge,” “constructive sale transaction,” “conversion transaction,” “wash sale” or other integrated transaction for U.S. federal income tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or U.S. holders (as defined below) whose functional currency (as defined in the Code) is not the U.S. dollar. It also does not address beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for cash at a price equal to their issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to investors (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placements agents or wholesalers)). This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. This summary also does not address any U.S. state or local or non-U.S. tax consequences. Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any state, local, foreign or other taxing jurisdiction.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code); or
•an estate the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. holder” is a beneficial owner of a Note who is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.
Taxation of U.S. Holders
Payments of Interest
The following discussion assumes that the Notes will be issued with no original issue discount or a de minimis amount of original issue discount for U.S. federal income tax purposes. Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.
Additional Tax on Net Investment Income
An additional tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of certain U.S. holders that are estates and trusts) received by certain U.S. holders with adjusted gross income above certain threshold amounts. “Net investment income” generally includes interest payments on, and gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held by such U.S. holders or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:
•fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, generally is his or her social security number;
•furnishes an incorrect TIN;
•is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or
•fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.
U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Taxation of Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note.
Interest on the Notes
Generally, stated interest paid or accrued to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (a “U.S. trade or business”) is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, and subject to the discussion below concerning backup withholding and FATCA, interest paid or accrued on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
•such Non-U.S. holder does not directly, indirectly or constructively own 10% or more of the total combined voting power of all classes of our voting stock;
•such Non-U.S. holder is neither a controlled foreign corporation that is related to us through sufficient direct, indirect or constructive stock ownership (under the Code) nor a bank that received interest on the Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•one of the following applies: (1) the Non-U.S. holder certifies, prior to the payment of interest, in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute) provided to us or the paying agent, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note through a “qualified intermediary” and certain conditions are satisfied.
Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from U.S. federal withholding tax on interest if the Non-U.S. holder provides us or our paying agent, prior to the payment of interest, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form claiming an exemption from or reduction of the U.S. federal withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply if a Non-U.S. holder holds its Note through a pass-through entity.
If any interest on the Notes is effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such interest or gain is attributable), then the interest income generally will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if such Non-U.S. holder were a U.S. holder (but without regard to the additional tax on net investment income described above). Such effectively connected interest income will not be subject to U.S. federal withholding tax if a Non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a Non-U.S. holder is a corporation, the portion of such Non-U.S. holder’s earnings and profits that are effectively connected with such Non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate.

Disposition of the Notes
Subject to the discussions of backup withholding and FATCA withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement, or other taxable disposition of a Note unless:
•the gain is effectively connected with the conduct by such Non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);
•such Non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition but is not considered a resident of the United States under the Code, certain other requirements are met, and the Non-U.S. holder is not eligible for relief under an applicable income tax treaty; or
•a portion of the gain is attributable to accrued but unpaid interest, in which case such portion would be subject to the tax rules described above in “— Interest on the Notes.”
If a Non-U.S. holder’s gain is described in the first bullet point above, such Non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or lower applicable income tax treaty rate) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.
Backup Withholding and Information Reporting
The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “— Interest on the Notes.”
If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or a U.S. middleman (as that that term is defined under applicable Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such withholding certificate or documentary evidence is false, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.

A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
FATCA
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest (including interest on a Note) and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as the Notes, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments of certain types of income, as described above, to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediary through which it holds the Notes, a beneficial owner could be subject to this 30% withholding tax with respect to interest paid on the Notes. Under certain circumstances, a beneficial owner might be eligible for a refund or credit of such taxes. We will not pay any additional amounts to holders of the Notes in respect of any amounts withheld.
Holders and beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their acquisition, ownership and disposition of the Notes.
You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING
BofA Securities, Inc., Deutsche Bank Securities Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
Deutsche Bank Securities Inc.
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the per Note and total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	%	$
Underwriting discount (sales load)%		$
Proceeds to us, before expenses	%	$
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and some of the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of           % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of           % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The expenses of the offering, not including the underwriting discount, are estimated at $           and are payable by us.

No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge. sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date without first obtaining the written consent of the representative of the underwriters. This consent may be given at any time without public notice.
Listing
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.
We have been advised by certain of the underwriters that they currently intend to make a market in the Notes after completion of this offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization, Short Positions
In connection with the offering, certain of the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of the Notes to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates were underwriters in connection with our securities offerings, for which they received customary fees.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities or instruments (directly, as collateral securing other obligations, or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.
We intend to use a portion of the net proceeds of this offering to repay existing indebtedness outstanding under the Holdings Credit Facility. Affiliates of certain underwriters are lenders under the Credit Facilities. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Credit Facilities.
Settlement
We expect that delivery of the Notes will be made to investors on or about           , 2024, which will be the           business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding two business days will be required by virtue of the fact that the Notes initially settle in T+          , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next succeeding           business days should consult their advisors.
Principal Business Address
The principal business addresses of BofA Securities, Inc. is One Bryant Park, New York, NY 10036. The principal business address of Deutsche Bank Securities Inc. is 1 Columbus Circle, New York, NY 10019. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, NY 10172. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, 5th Floor, Charlotte, NC 28202.
Other Jurisdictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the
UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons in the in the Dubai International Financial Centre, or DIFC of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person in the DIFC. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Resale Restrictions
The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for us by Eversheds Sutherland (US) LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ropes & Gray LLP.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement and the documents incorporated by reference herein and therein as permitted by the rules and regulations of the SEC. For further information with respect to us and the Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
As a public company, we file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge on our website at www.newmountainfinance.com. Except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 8, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 2, 2023;
•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 2, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on February 27, 2023, March 10, 2023, March 24, 2023, April 24, 2023, April 28, 2023, May 4, 2023, May 15, 2023, May 19, 2023, June 30, 2023, July 6, 2023, August 9, 2023,

October 30, 2023, November 7, 2023, November 13, 2023, November 22, 2023, and December 13, 2023; and;
•our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022), filed with the SEC on March 8, 2023.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS
$750,000,000
New Mountain Finance Corporation
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us” and “our”) is a Delaware corporation that was originally incorporated on June 29, 2010 and completed its initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, primarily consisting of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. We invest a significant portion of our portfolio in unitranche loans, which are loans that combine both senior and subordinated debt, generally in a first-lien position. Because unitranche loans combine characteristics of senior and subordinated debt, they have risks similar to the risks associated with secured debt and subordinated debt according to the combination of loan characteristics of the unitranche loan. Certain unitranche loan investments may include “last-out” positions, which generally heighten the risk of loss. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In some cases, our investments may also include equity interests. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.
The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value (“NAV”) and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
We may offer, from time to time, in one or more offerings or series, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, subscription rights, debt securities and warrants offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the NAV per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our NAV per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the SEC may permit.
The securities may be offered directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “NMFC”. On May 15, 2023, the last reported sales price on the NASDAQ for our common stock was $11.97 per share.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 18 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the SEC (http://www.sec.gov), which is available free of charge by contacting us by mail at 1633 Broadway, 48th Floor, New York, New York 10019, on our website at http://www.newmountainfinance.com, by phone at (212) 720-0300 or by email at NMFCIR@newmountaincapital.com. This prospectus should be retained for future reference. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The contact information provided above may be used by you to make investor inquiries.
May 18, 2023

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and any applicable prospectus supplements and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.
ii

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, and the information set forth under the caption “Available Information” in this prospectus.
In this prospectus, unless the context otherwise requires, references to:
•“NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;
•“NMF Holdings” and “Predecessor Operating Company” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;
•“NMNLC” refers to New Mountain Net Lease Corporation, a Maryland corporation;
•“NMFDB” refers to New Mountain Finance DB, L.L.C., a Delaware limited liability company;
•“SBIC I GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;
•“SBIC I” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;
•“SBIC II GP” refers to New Mountain Finance SBIC II G.P. L.L.C., a Delaware limited liability company;
•“SBIC II” refers to New Mountain Finance SBIC II L.P., a Delaware limited partnership;
•“AIV Holdings” refers to New Mountain Finance AIV Holdings Corporation, a Delaware corporation which was incorporated on March 11, 2011, of which Guardian AIV was the sole stockholder;
•“Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;
•“Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;
•“New Mountain Capital” refers to New Mountain Capital Group, L.P. together with New Mountain Capital L.L.C. and its affiliates whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital Professionals and other related vehicles, and a minority investor;
•“Predecessor Entities” refers to New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly- owned subsidiaries prior to our initial public offering;
•“NMFC Credit Facility” refers to our Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A., dated June 4, 2014, as amended (together with the related guarantee and security agreement);
•“Holdings Credit Facility” refers to NMF Holdings’ Third Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 24, 2017, as amended;
•“Unsecured Management Company Revolver” refers to our Revolving Credit Agreement with NMF Investments III, L.L.C., an affiliate of the Investment Adviser, dated March 30, 2020, as amended;

•“DB Credit Facility” refers to our Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, dated December 14, 2018, as amended;
•“NMNLC Credit Facilities” refer collectively to our Revolving Credit Agreement with KeyBank National Association, dated September 21, 2018, as amended, and our Credit Agreement with City National Bank, dated February 26, 2021, as amended;
•“Predecessor Holdings Credit Facility” refers to NMF Holdings’ Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated May 19, 2011, as amended;
•“SLF Credit Facility” refers to NMF SLF’s Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 27, 2010, as amended;
•“2014 Convertible Notes” refers to our 5.00% convertible notes matured June 15, 2019 issued on June 3, 2014 and September 30, 2016 under an indenture dated June 3, 2014, between us and U.S. Bank National Association, as trustee;
•“2016 Unsecured Notes” refers to our 5.313% unsecured notes matured February 16, 2021 issued on May 6, 2016 and September 30, 2016 to institutional investors in a private placement;
•“2017A Unsecured Notes” refers to our 4.760% unsecured notes matured July 15, 2022 issued on June 30, 2017 to institutional investors in a private placement;
•“2018A Unsecured Notes” refers to our 4.870% unsecured notes matured January 30, 2023 issued on January 30, 2018 to institutional investors in a private placement;
•“2018B Unsecured Notes” refers to our 5.36% unsecured notes due June 28, 2023 issued on July 5, 2018 to institutional investors in a private placement;
•“2019A Unsecured Notes” refers to our 5.494% unsecured notes due April 30, 2024 issued on April 30, 2019 to institutional investors in a private placement;
•“2021A Unsecured Notes” refers to our 3.875% unsecured notes due January 29, 2026 issued on January 29, 2021 to institutional investors in a private placement;
•“2022A Unsecured Notes” refers to our 5.900% unsecured notes due June 15, 2027 issued on June 15, 2022 to institutional investors in a private placement;
•“2018 Convertible Notes” refers to our 5.75% convertible notes due August 15, 2023 issued on August 20, 2018, August 30, 2018 and June 7, 2019 under an indenture and a first supplemental indenture, both dated August 20, 2018, between us and U.S. Bank National Association, as trustee;
•“2022 Convertible Notes” refers to our 7.50% convertible notes due October 15, 2025 issued on November 2, 2022 and March 14, 2023 under an indenture, dated August 20, 2018, as supplemented by a third supplemental indenture, dated November 2, 2022 between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee;
•“5.75% Unsecured Notes” refers to our 5.75% unsecured notes, prior to their redemption on March 8, 2021, issued on September 25, 2018 and October 17, 2018 under an indenture, dated August 20, 2018, as supplemented by a second supplemental indenture thereto, dated September 25, 2018 between us and U.S. Bank National Association, as trustee;
•“Unsecured Notes” refers to the 2016 Unsecured Notes, the 2017A Unsecured Notes, 2018A Unsecured Notes, 2018B Unsecured Notes, 2019A Unsecured Notes, 2021A Unsecured Notes, 2022A Unsecured Notes and the 5.75% Unsecured Notes; and
•“Convertible Notes” refers to the 2014 Convertible Notes, prior to their repayment on June 15, 2019, the 2018 Convertible Notes and the 2022 Convertible Notes.

Overview
We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As such, we are obligated to comply with certain regulatory requirements. We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Since our IPO, and through March 31, 2023, we have raised approximately $945.6 million in net proceeds from additional offerings of our common stock.
The Investment Adviser is a wholly-owned subsidiary of New Mountain Capital whose ultimate owners include Steven B. Klinsky, other current and former New Mountain Capital professionals and related vehicles, and a minority investor. New Mountain Capital is a firm with a track record of investing in the middle market. New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit, and net lease investment strategies. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations.
Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, primarily consisting of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. The first lien debt may include traditional first lien senior secured loans or unitranche loans. We invest a significant portion of our portfolio in unitranche loans, which are loans that combine both senior and subordinated debt, generally in a first-lien position. Because unitranche loans combine characteristics of senior and subordinated debt, they have risks similar to the risks associated with secured debt and subordinated debt according to the combination of loan characteristics of the unitranche loan. Certain unitranche loan investments may include “last-out” positions, which generally heighten the risk of loss. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In some cases, our investments may also include equity interests.
We make investments through both primary originations and open-market secondary purchases. We primarily target loans to, and invest in, U.S. middle market businesses, a market segment we believe continues to be underserved by other lenders. We define middle market businesses as those business with annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) between $10.0 million and $200.0 million. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. Similar to us, each of SBIC I’s and SBIC II’s investment objective is to generate current income and capital appreciation under our investment criteria. However, SBIC I’s and SBIC II’s investments must be in SBA eligible small businesses. Our portfolio may be concentrated in a limited number of industries. As of March 31, 2023, our top five industry concentrations were software, business services, healthcare, investment funds (which includes our investments in joint ventures) and education.
The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value (“NAV”) and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
As of March 31, 2023, our NAV was $1,326.7 million and our portfolio had a fair value of approximately $3,270.3 million in 111 portfolio companies. At March 31, 2023 and December 31, 2022, our weighted average yield to maturity at cost (“YTM at Cost”) was approximately 10.9% and 11.3%, respectively. This YTM at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity.
At March 31, 2023 and December 31, 2022, our weighted average yield to maturity at cost for investments (“YTM at Cost for Investments”) was approximately 9.8% and 10.0%, respectively. This YTM at Cost for Investments calculation assumes that all investments, including secured collateralized agreements, are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. YTM at Cost and YTM at Cost for Investments calculations exclude the impact of existing leverage. YTM at Cost and YTM at Cost for Investments use the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate (“SONIA”), Secured Overnight Financing Rate (“SOFR”) and Euro Interbank Offered Rate (“EURIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR, SONIA, SOFR, and EURIBOR contracts by the individual companies in our portfolio or other factors.
The Investment Adviser
The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations. As of March 31, 2023, the Investment Adviser was supported by over 220 employees and senior advisors of New Mountain Capital.
The Investment Adviser is managed by a six member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, John R. Kline, Adam B. Weinstein and Laura C. Holson. The sixth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Kyle Peterson served on the Investment Committee from August 2021 to July 2022. Beginning in August 2022, A. Joe Delgado was appointed to the Investment Committee for a one year term. Effective January 1, 2023, Laura C. Holson joined the Investment Committee as a new permanent member. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
Competitive Advantages
We believe that we have the following competitive advantages over other capital providers to middle market companies:
Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge
In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding in 1999. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.
We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, consumer services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.
In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:
A.A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;
B.Emphasis on strong downside protection and strict risk controls; and
C.Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.
Experienced Management Team and Established Platform
The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co. LLC’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Vice Chairman of the board of directors and Managing Director of New Mountain Capital, was formerly President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Executive Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. LLC in the Credit Risk Management and Advisory Group. Laura C. Holson, our Chief Operating Officer and interim Chief Financial Officer and Managing Director of New Mountain Capital, joined New Mountain in 2009 as a private equity investment professional and focused on the credit business starting in 2011. She also served as Head of Capital Markets from 2017 to 2021, where she managed the Firm’s financing activities and relationships across its various product lines.
Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.
Significant Sourcing Capabilities and Relationships
We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.
Risk Management through Various Cycles
New Mountain Capital has emphasized tight control of risk since its inception. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:
•Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;
•Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and
•Targets investments in companies with significant equity value in excess of our debt investments.
Access to Non Mark to Market, Seasoned Leverage Facilities
The amount available under the Holdings Credit Facility and DB Credit Facility are generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. For a detailed discussion of our credit facilities, see “Item 2 — Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Borrowings” in our most recent Quarterly Report on Form 10-Q.
Market Opportunity
We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.
•Large pool of uninvested private equity capital available for new buyouts. We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.
•The leverage finance market has a high level of financing needs over the next several years due to significant maturities. We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.
•Middle market companies continue to face difficulties in accessing the capital markets. We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.
•Increased regulatory scrutiny of banks has reduced middle market lending. We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

•Conservative loan to value. As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.
•Attractive pricing. Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.
Operating and Regulatory Structure
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 150.0% (which means we can borrow $2 for every $1 of our equity), which was reduced from 200.0% effective as of June 9, 2018 by approval of our stockholders. Changing the asset coverage ratio permits us to double our leverage, which may result in increased leverage risk and increased expenses. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. We received exemptive relief from the SEC on November 6, 2014, allowing us to modify the asset coverage requirement to exclude SBA-guaranteed debentures from this calculation. See “Item 1 — Business — Senior Securities” in our most recent Annual Report on Form 10-K.
We have elected to be treated for U.S. federal income tax purposes, and intend to comply with the requirements to continue to qualify annually as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in this prospectus. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income except that we may retain certain net capital gains for reinvestment.
We have established the following wholly-owned direct and indirect subsidiaries:
•NMF Holdings and NMFDB, whose assets are used secure the NMF Holdings’ credit facility and NMFDB’s credit facility, respectively;
•SBIC I and SBIC II, who have received licenses from the U.S. Small Business Administration (the “SBA”) to operate as small business investment companies (“SBICs”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”) and their general partners, SBIC I GP and SBIC II GP, respectively;
•NMF Ancora Holdings, Inc. (“NMF Ancora”), NMF QID NGL Holdings, Inc. (“NMF QID”), NMF YP Holdings, Inc. (“NMF YP”), NMF Permian Holdings, LLC (“NMF Permian”), NMF HB, Inc. (“NMF HB”), NMF TRM, LLC (“NMF TRM”), NMF Pioneer, Inc. (“NMF Pioneer”) and NMF OEC, Inc. (“NMF OEC”), which are treated as corporations for U.S. federal income tax purposes and are intended to facilitate our compliance with the requirements to be treated as a RIC under the Code by holding equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities); we consolidate these corporations for accounting purposes but the corporations are not consolidated for U.S. federal income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies; and
•New Mountain Finance Servicing, L.L.C. (“NMF Servicing”), which serves as the administrative agent on certain investment transactions.
NMNLC is a majority-owned consolidated subsidiary of the Company, which acquires commercial real estate properties that are subject to “triple net” leases has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.

Risks
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.
Company Information
Our administrative and executive offices are located at 1633 Broadway, 48th Floor, New York, New York 10019, and our telephone number is (212) 720-0300. We maintain a website at http://www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
Presentation of Historical Financial Information and Market Data
Historical Financial Information
Unless otherwise indicated, historical references contained in this prospectus for periods prior to and as of December 31, 2013 in “Senior Securities” relate to NMF Holdings, where NMF Holdings functioned as the operating company. The consolidated financial statements of New Mountain Finance Holdings, L.L.C., formerly known as New Mountain Guardian (Leveraged), L.L.C., and New Mountain Guardian Partners, L.P. are NMF Holdings’ historical consolidated financial statements.
Market Data
Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

THE OFFERING
We may offer, from time to time, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of each offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus and any related free writing prospectus. The offering price per share of our securities, less any underwriting commissions or discounts, generally will not be less than the NAV per share of our securities at the time of an offering.
However, we may issue securities pursuant to this prospectus at a price per share that is less than our NAV per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below NAV may be dilutive to the NAV of our common stock. See “Item 1A — Risk Factors — Risks Relating to Our Securities” in our most recent Annual Report on Form 10-K.
Our securities may be offered directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities.
Set forth below is additional information regarding offerings of securities pursuant to this prospectus:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses and distributions to our stockholders and for general corporate purposes, and other working capital needs. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period. Each prospectus supplement to this prospectus or free writing prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds” in this prospectus.

NASDAQ Symbol for our common stock	“NMFC”

Investment Advisory Fees	We pay the Investment Adviser a fee for its services under an investment advisory and management agreement, as amended (the “Investment Management Agreement”) consisting of two components — a base management fee and an incentive fee. Pursuant to Amendment No. 1 to the Investment Management Agreement dated November 1, 2021 (“Amendment No. 1”), the base management fee is calculated at an annual rate of 1.4% of our gross assets, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less cash and cash equivalents. The base management fee is payable quarterly in arrears, and is calculated based on the average value of our gross assets, which equals our total assets, as determined in accordance with GAAP, less cash and cash equivalents at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raises or repurchases during the current calendar quarter. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2023, the Investment Adviser has entered into a fee waiver agreement (the “Fee Waiver Agreement”) pursuant to which the Investment Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets (the “Reduced Base Management Fee”).
The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20.0% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a “preferred return”, or “hurdle”, and a “catch-up” feature each as described in the Investment Management Agreement. The second part will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement) and will equal 20.0% of our “Realized Capital Gains”, if any, on a cumulative basis from inception through the end of the year, computed net of “Realized Capital Losses” and “Unrealized Capital Depreciation” on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee each as described in the Investment Management Agreement. The Investment Adviser cannot recoup management or incentive fees that the Investment Adviser has previously waived. See “Item 1 — Business — Investment Management Agreement” in our most recent Annual Report on Form 10-K.

Administrator	The Administrator serves as our administrator and arranges our office space and provides us with office equipment and administrative services. The Administrator performs, or oversees the performance of, our financial records, prepares reports to our stockholders and reports filed by us with the SEC, monitors the payment of our expenses, and oversees the performance of administrative and professional services rendered to us by others. We reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under an administration agreement, as amended and restated (the “Administration Agreement”). For the three months ended March 31, 2023, approximately $0.6 million of indirect administrative expenses were included in administrative expenses, of which $0 was waived by the Administrator. The Administrator cannot recoup any expenses that the Administrator has previously waived. For the three months ended March 31, 2023, the indirect administrative expenses that our Administrator did not waive of approximately $0.6 million represented approximately 0.02% of our gross assets. See “Item 1 — Financial Statements and Supplementary Data — Note 5. Agreements” in our most recent Quarterly Report on Form 10-Q.

Distributions	We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. The quarterly distributions, if any, will be determined by our board of directors. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a stockholder’s original investment in our common stock, for U.S. federal income tax purposes. Generally, a return of capital will reduce an investor’s basis in our stock for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. See “Price Range of Common Stock and Distributions” in this prospectus.

Taxation of NMFC	We have elected to be treated for U.S federal income tax purposes, and intend to comply with the requirements to continue to qualify annually as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that are timely distributed to our stockholders as distributions. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our stockholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock and Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Dividend Reinvestment Plan	We have adopted an “opt out” dividend reinvestment plan for our stockholders. As a result, if we declare a distribution, then your cash distributions will be automatically reinvested in additional shares of our common stock, unless you specifically “opt out” of the dividend reinvestment plan so as to receive cash distributions. Stockholders who receive distributions in the form of our common stock will be subject to the same U.S. federal income tax consequences as stockholders who elect to receive their distributions in cash. We will use only newly issued shares to implement the plan if the price at which newly issued shares are to be credited is equal to or greater than 110.0% of the last determined NAV of our shares. We reserve the right to either issue new shares or purchase shares of our common stock in the open market in connection with our implementation of the plan if the price at which newly issued shares are to be credited to stockholders’ accounts does not exceed 110.0% of the last determined NAV of the shares. See “Dividend Reinvestment Plan” in this prospectus.

Trading at a Discount	Shares of closed-end investment companies frequently trade at a discount to their NAV. The possibility that our common stock may trade at a discount to our NAV per share is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our common stock will trade above, at or below NAV.

License Agreement	We have entered into a royalty-free license agreement with New Mountain Capital, pursuant to which New Mountain Capital has agreed to grant us a non-exclusive license to use the names “New Mountain” and “New Mountain Finance”, as well as the NMF logo. See “Item 8 — Financial Statements and Supplementary Data — Note 6. Related Parties” in our most recent Annual Report on Form 10-K.

Anti-Takeover Provisions	Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures that we may adopt. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. See “Description of Capital Stock — Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions; Anti-Takeover Measures” in this prospectus.

Available Information
We have filed with the SEC a registration statement on Form N-2 together with all amendments and related exhibits under the Securities Act. The registration statement contains additional information about us and the securities being offered by this prospectus.
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information is also available free of charge by contacting us at New Mountain Finance Corporation, 1633 Broadway, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at www.newmountainfinance.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

Incorporation of certain information by reference	This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses incurred by investors in shares of our common stock may be greater than the percentage estimates in the table below. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you”, “NMFC”, or “us” or that “we”, “NMFC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses (as a percentage of offering price):
Sales load paid	N/A	(1)
Offering expenses borne by us	N/A	(2)
Dividend reinvestment plan expenses	$15.00	(3)
Total stockholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock)
Base management fees	3.51%	(4)
Incentive fees payable under the Investment Management Agreement	2.89%	(5)
Interest payments on borrowed funds	8.97%	(6)
Other expenses	0.78%	(7)
Acquired fund fees and expenses	3.52%	(8)
Total annual expenses	19.67%	(9)
Base management fee waiver	(0.32)%	(10)
Total annual expenses after the base management fee waiver	19.35%	(9)(10)
__________________
(1)In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)The prospectus supplement corresponding to each offering will disclose the applicable estimated amount of offering expenses of the offering and the offering expenses borne by us as a percentage of the offering price.
(3)If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan. For additional information, see “Dividend Reinvestment Plan” in this prospectus.
(4)The base management fee pursuant to Amendment No. 1 to the Investment Management Agreement is based on an annual rate of 1.4% of our average gross assets for the two most recent quarters, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less cash and cash equivalents. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. The base management fee reflected in the table above is based on the three months ended March 31, 2023 and is calculated without deducting any management fees waived.
(5)Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the gross incentive fees earned by the Investment Adviser during the three months ended March 31, 2023 and calculated without deducting any incentive fees waived. For the three months ended March 31, 2023, no incentive fees were waived by the Investment Adviser. The Investment Adviser cannot recoup incentive fees that the Investment Adviser has previously waived. As of March 31, 2023, we did not have a capital gains incentive fee accrual. As we cannot predict whether we will meet the thresholds for incentive fees under the Investment Management Agreement, the incentive fees paid in subsequent periods, if any, may be substantially different than the fees incurred during the three months ended March 31, 2023. For more detailed information about the incentive fee calculations, see “Item 1 — Business — Investment Management Agreement” in our most recent Annual Report on Form 10-K.
(6)We may borrow funds from time to time to make investments to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities or if the economic situation is otherwise conducive to doing so. The costs associated with these borrowings are indirectly borne by our stockholders. As of March 31, 2023, we had $614.7 million, $87.9 million, $186.4 million, $376.8 million, $441.5 million, $300.0 million and $3.1 million of indebtedness outstanding under the Holdings Credit Facility, the NMFC Credit Facility, the DB Credit Facility, the Convertible Notes, the Unsecured Notes, the SBA-guaranteed debentures, and the NMNLC Credit Facility II, respectively. Under the NMFC Credit Facility, we may borrow in U.S. dollars or certain other permitted currencies. As of March 31, 2023, we had borrowings denominated in British Pound Sterling (“GBP”) of £22.9 million and Euro (“EUR”) of €0.7 million that have been converted to U.S. dollars. For purposes of this calculation, we have assumed the March 31, 2023 amounts outstanding under the Holdings Credit Facility, NMFC Credit Facility, DB Credit Facility, Convertible Notes, Unsecured Notes, SBA-guaranteed debentures, and NMNLC Credit Facility II, and have computed interest expense using an assumed interest rate of 7.0% for the Holdings Credit Facility, 6.7% for the NMFC Credit Facility, 7.6% for the DB Credit Facility, 7.0% for the Convertible Notes, 4.8% for the Unsecured Notes, 2.7% for the SBA-guaranteed debentures, and 7.1% for the NMNLC Credit Facility II, which were the rates payable as of March 31, 2023. See “Item 1 — Business — Senior Securities” in our most recent Annual Report on Form 10-K.
(7)“Other expenses” include our overhead expenses, including payments by us under the Administration Agreement based on the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future. However, it is expected that the Administrator will continue to support part of our expense burden in the near future and may decide to not calculate and charge through certain overhead related amounts as well as continue to cover some of the indirect costs. The Administrator cannot recoup any expenses that the Administrator has previously waived. This expense ratio is calculated without deducting any expenses waived or reimbursed by the Administrator. For the three months ended March 31, 2023, the indirect administrative expenses that our Administrator did not waive of approximately $0.6 million represented approximately 0.02% of our gross assets. See “Item 1 — Financial Statements and Supplementary Data — Note 5. Agreements” in our most recent Quarterly Report on Form 10-Q.
(8)The holders of shares of our common stock indirectly bear the expenses of our investment in NMFC Senior Loan Program III (“SLP III”) and NMFC Senior Loan Program IV, LLC (“SLP IV”). As SLP III and SLP IV are structured as private joint ventures, no management fees are paid by SLP III or SLP IV. Future expenses for SLP III and SLP IV may be substantially higher or lower because certain expenses may fluctuate over time.
(9)The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.
(10)Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2023, the Investment Adviser entered into the Fee Waiver Agreement pursuant to which the Investment Adviser will waive base management fees in order to reach the Reduced Base Management fee. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The base management fee waiver reflected in the table above is based on the base management fees waived during the three months ended March 31, 2023. See “Item 1 — Notes to the Consolidated Financial Statements — Note 5. Agreements — Investment Management Agreement” in our most recent Quarterly Report on Form 10-Q.
Example
The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load and offering expenses. See footnote 6 above for additional information regarding certain assumptions regarding our level of leverage.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$168	$443	$652	$985
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$176	$460	$673	$1,001
The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below NAV. See “Dividend Reinvestment Plan” in this prospectus for additional information regarding the dividend reinvestment plan.

FINANCIAL HIGHLIGHTS
The financial data as of and for each of the ten years ended December 31, 2022 through December 31, 2013 is set forth in Part II, Item 5 of our most recent Annual Report on Form 10-K and the information in Note 13 to our consolidated financial statements appearing in our most recent Annual Report on Form 10-K is incorporated by reference herein. The financial data has been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. A copy of our Annual Report on Form 10-K filed with the SEC may be obtained from www.sec.gov or upon request. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition, and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions.
Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward- looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:
•statements concerning the impact of a protracted decline in the liquidity of credit markets;
•the general economy, including interest and inflation rates, on the industries in which we invest;
•the impact of interest rate volatility, including the decommissioning of LIBOR and rising interest rates, on our business and our portfolio companies;
•our future operating results, our business prospects, the adequacy of our cash resources and working capital;
•the ability of our portfolio companies to achieve their objectives;
•our ability to make investments consistent with our investment objectives, including with respect to the size, nature and terms of our investments;
•the ability of the Investment Adviser or its affiliates to attract and retain highly talented professionals;
•actual and potential conflicts of interest with the Investment Adviser and New Mountain Capital;
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward- looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus and in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and those discussed in other documents we file with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, should not be regarded as a representation by us that our plans and objectives will be achieved.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses, to pay distributions to our stockholders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. The applicable prospectus supplement or a free writing prospectus that we have authorized for use relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.
PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock is traded on the NASDAQ under the symbol “NMFC”. The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the NAV per share of our common stock, the high and low closing sale price for our common stock, the closing sale price as a percentage of NAV and the quarterly distributions per share.

	NAV	Closing Sales Price(3)		Premium (Discount) of High Closing Sales to	Premium (Discount) of Low Closing Sales to	Declared Distributions
Fiscal Year Ended	Per Share(2)	High	Low	NAV(4)	NAV(4)	Per Share(5)(6)
December 31, 2023
Second Quarter(1)	*	$12.25	$11.42	*	*	$0.35	(7)
First Quarter	$13.14	$13.11	$11.63	(0.26)%	(11.52)%	$0.32
December 31, 2022
Fourth Quarter	$13.02	$12.80	$11.40	(1.71)%	(12.46)%	$0.32
Third Quarter	$13.20	$13.50	$11.26	2.27%	(14.70)%	$0.30
Second Quarter	$13.42	$13.91	$11.20	3.65%	(16.54)%	$0.30
First Quarter	$13.56	$13.85	$12.94	2.14%	(4.57)%	$0.30
December 31, 2021
Fourth Quarter	$13.49	$14.07	$13.14	4.30%	(2.59)%	$0.30
Third Quarter	$13.26	$13.65	$12.83	2.94%	(3.24)%	$0.30
Second Quarter	$13.33	$13.68	$12.55	2.63%	(5.85)%	$0.30
First Quarter	$12.85	$13.39	$11.36	4.20%	(11.60)%	$0.30
__________________
(1)Period from April 1, 2023 through May 15, 2023.
(2)NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(3)Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for distributions.
(4)Calculated as of the respective high or low closing sales price divided by the quarter end NAV.
(5)Represents the distributions declared or paid for the specified quarter.
(6)Tax characteristics of all distributions paid are reported to U.S. stockholders on Form 1099 after the end of the calendar year.

(7)Consists of a quarterly distribution of $0.32 per share and a supplemental distribution related to Q1 earnings of $0.03 per share, each payable on June 30, 2023 to holders of record as of June 16, 2023.
•Not determinable at the time of filing.
On May 15, 2023, the last reported sales price of our common stock was $11.97 per share. As of May 15, 2023, we had twelve stockholders of record and one beneficial owner whose shares are held in the names of brokers, dealers, funds, trusts and clearing agencies.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. Since our initial public offering on May 19, 2011, our shares of common stock have traded at times at both a discount and a premium to the net assets attributable to those shares. As of May 15, 2023, our shares of common stock traded at a discount of approximately 8.9% of the NAV attributable to those shares as of March 31, 2023. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.
We intend to pay quarterly distributions to our stockholders in amounts sufficient to maintain our status as a RIC. We intend to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, except that we may retain certain net capital gains for reinvestment. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a stockholder’s original investment in our common stock, for U.S. federal income tax purposes. Generally, a return of capital will reduce an investor’s adjusted tax basis in our stock for U.S. federal income tax purposes. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year.
We maintain an “opt out” dividend reinvestment plan on behalf of our stockholders, pursuant to which each of our stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless the stockholder elects to receive cash.
We apply the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders’ accounts is equal to or greater than 110.0% of the last determined NAV of the shares, we will use only newly issued shares to implement the dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock on the NASDAQ on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NASDAQ or, if no sale is reported for such day, the average of their electronically reported bid and ask prices.
If the price at which newly issued shares are to be credited to stockholders’ accounts is less than 110.0% of the last determined NAV of the shares, we will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

The following table reflects the cash distributions, including dividends and returns of capital, if any, per share that have been declared by our board of directors for the two most recent fiscal years and the current fiscal year to date:

Date Declared	Record Date	Payment Date	Per Share Amount
April 25, 2023	June 16, 2023	June 30, 2023	$0.35	(1)
January 24, 2023	March 17, 2023	March 31, 2023	0.32
			$0.67
November 2, 2022	December 16, 2022	December 30, 2022	$0.32
August 3, 2022	September 16, 2022	September 30, 2022	0.30
May 3, 2022	June 16, 2022	June 30, 2022	0.30
February 23, 2022	March 17, 2022	March 31, 2022	0.30
			$1.22
October 27, 2021	December 16, 2021	December 30, 2021	$0.30
July 29, 2021	September 16, 2021	September 30, 2021	0.30
April 30, 2021	June 16, 2021	June 30, 2021	0.30
February 17, 2021	March 17, 2021	March 31, 2021	0.30
			$1.20
__________________
(1)Consists of a quarterly distribution of $0.32 per share and a supplemental distribution related to Q1 earnings of $0.03 per share.
Tax characteristics of all distributions paid are reported to stockholders on Form 1099 after the end of the calendar year. For the years ended December 31, 2022 and December 31, 2021, total distributions were $122.4 million and $116.5 million, respectively, of which the distributions were comprised of approximately 70.59% and 90.99%, respectively, of ordinary income, 20.79% and 0.00%, respectively, of long-term capital gains and approximately 8.62% and 9.01%, respectively, of a return of capital. Future quarterly distributions, if any, will be determined by our board of directors.

SENIOR SECURITIES
Information about our senior securities as of December 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 and information about NMF Holdings’ senior securities as of December 31, 2013 are located in Note 13 to our audited consolidated financial statements in our most recent Annual Report on Form 10-K, and is incorporated by reference into the registration statement of which this prospectus is a part.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2023, for each portfolio company in which we had a debt or equity investment. Our portfolio companies are presented in three categories: (1) “Non-Controlled/Non-Affiliated Investments”, which represent portfolio companies in which we own less than 5.0% of the outstanding voting securities of such portfolio company and have no other affiliations, (2) “Non-Controlled/Affiliated Investments”, which denotes investments in which we are an “Affiliated Person”, as defined in the 1940 Act, due to owning or holding the power to vote 5.0% or more of the outstanding voting securities of the investment but not controlling the portfolio company, and (3) “Controlled Investments”, which denotes investments in which we “Control”, as defined in the 1940 Act due to owning or holding the power to vote more than 25.0% of the outstanding voting securities of the investment. We may provide managerial assistance to our portfolio companies, if requested, and may receive rights to observe board meetings.

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Non-Controlled/Non-Affiliated Investments
AAC Lender Holdings, LLC
American Achievement Corporation (aka AAC Holding Corp.)	Education	First lien(2)(15)	L(M)(43)*	5.75%/PIK + 0.50%	10.92%	9/30/2026	14.10%	—	$21,847
1550 W. Mockingbird Lane	Education	First lien(3)(15)	L(M)(43)*	13.50%/PIK + 0.50%	18.67%	9/30/2026	—	—	—
Dallas, Texas 75235	Education	Subordinated(3)(15)	L(Q)(43)*	1.00%/PIK	5.76%	9/30/2026	—	—	—
	Education	First lien(3)(15)(18) - Undrawn	—	—	—	9/30/2026	—	—	—
	Education	Ordinary shares(3)(15)	—	—	—	—	—	7.58%	—
									21,847
Paw Midco, Inc.
AAH Topco, LLC	Consumer Services	First lien(8)(15)	L(M)	5.50%	10.34%	12/22/2027	9.74%	—	20,509
3 Landmark Square, Suite 515	Consumer Services	First lien(4)(15)	L(M)	5.50%	10.34%	12/22/2027	9.74%	—	9,738
Stamford, Connecticut 06901	Consumer Services	First lien(2)(15)(18) - Drawn	L(M)	5.50%	10.25%	12/22/2027	9.63%	—	17,019
	Consumer Services	First lien(4)(15)(18) - Drawn	L(M)	5.50%	10.25%	12/22/2027	9.63%	—	5,521
	Consumer Services	Subordinated(3)(15)	FIXED(Q)*	11.50%/PIK	11.50%	12/22/2031	15.98%	—	12,361
	Consumer Services	Subordinated(4)(15)	FIXED(Q)*	11.50%/PIK	11.50%	12/22/2031	15.98%	—	4,848
	Consumer Services	First lien(4)(15)(18) - Undrawn	—	—	—	12/22/2023	—	—	(9)
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	12/22/2027	—	—	(13)
	Consumer Services	First lien(2)(15)(18) - Undrawn	—	—	—	12/22/2023	—	—	(29)
									69,945

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

ACI Group Holdings, Inc.
629 Davis Drive, Suite 300	Healthcare	First lien(2)(15)	L(M)*	4.50% + 1.25%/PIK	10.59%	8/2/2028	9.62%	—	$21,248
Morrisville, NC 27560	Healthcare	First lien(3)(15)(18) - Drawn	L(M)*	4.50% + 1.25%/PIK	10.59%	8/2/2028	9.38%	—	3,232
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	8/2/2027	—	—	(90)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	8/2/2023	—	—	(187)
	Healthcare	Preferred shares(3)(15)	—	—	—	—	12.28%	3.57%	14,082
									38,285
ADG, LLC
29777 Telegraph Road, Suite 3000	Healthcare	First lien(3)(15)(18) - Drawn	P(S)*	4.25%/PIK	12.25%	9/28/2023	10.34%	—	349
Southfield, MI 48034	Healthcare	Second lien(3)(15)	L(Q)(43)*	10.00%/PIK	14.81%	3/28/2024	—	—	2,667
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	9/28/2023	—	—	(21)
									2,995
Alegeus Technologies Holdings Corp.
1601 Trapelo Road	Healthcare	First lien(8)(15)	L(A)	8.25%	10.95%	9/5/2024	13.72%	—	13,444
Waltham, MA 02451
AmeriVet Partners Management, Inc.
8610 N. New Braunfels Ave. Suite 500	Consumer Services	First lien(2)(15)	SOFR(Q)	5.50%	10.55%	2/25/2028	9.48%	—	22,056
San Antonio, TX 78217	Consumer Services	First lien(2)(15)	SOFR(Q)	5.50%	10.55%	2/25/2028	9.00%	—	3,976
	Consumer Services	First lien(3)(15)(18) - Drawn	SOFR(Q)	5.50%	10.55%	2/25/2028	4.87%	—	300
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	2/25/2028	—	—	(19)
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	2/25/2024	—	—	(107)
									26,206
Anaplan, Inc.
50 Hawthorne Street	Software	First lien(2)(15)	SOFR(M)	6.50%	11.31%	6/21/2029	10.40%	—	33,282
San Francisco, CA 94105
Ancora Acquisition LLC
8701 Bedford Euless Road, Suite 400	Education	Preferred shares(9)(15)	—	—	—	—	—	3.80%	158
Hurst, TX 76053

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Ansira Holdings, Inc.
2300 Locust Street	Business Services	First lien(3)(15)	L(S)(43)*	6.50%/PIK	11.71%	12/20/2024	—	—	$7,355
St. Louis, MO 63103	Business Services	First lien(3)(15)	L(Q)(43)*	6.50%/PIK	11.45%	12/20/2024	—	—	1,856
	Business Services	First lien(3)(15)(18) - Drawn	SOFR(Q)*	8.00%/PIK + 2.00%	14.91%	12/20/2024	19.88%	—	341
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	11/15/2024	—	—	—
									9,552
Appriss Health Intermediate Holdings, Inc.
Appriss Health, LLC	Healthcare	First lien(8)(15)	L(M)	7.25%	11.96%	5/6/2027	11.74%	—	6,108
9901 Linn Station Road, Suite 500	Healthcare	First lien(3)(15)(18) - Drawn	L(M)	7.25%	11.93%	5/6/2027	11.83%	—	204
Louisville, KY 40223	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	5/6/2027	—	—	(4)
	Healthcare	Preferred shares(3)(15)	—	—	—	—	11.47%	3.11%	2,626
									8,934
Apptio, Inc.
11100 N.E. 8th Street, Suite 600	Software	First lien(8)(15)	L(Q)	5.00%	9.81%	1/10/2025	10.29%	—	5,703
Bellevue, WA 98004	Software	First lien(2)(15)	L(Q)	5.00%	9.81%	1/10/2025	10.29%	—	5,500
	Software	First lien(3)(15)(18) - Drawn	L(Q)	5.00%	9.80%	1/10/2025	12.27%	—	1,860
	Software	First lien(3)(15)(18) - Undrawn	-	—	—	1/10/2025	—	—	—
									13,063
Associations, Inc.
5401 N. Central Expressway, Suite 300	Business Services	First lien(2)(15)	SOFR(Q)*	4.00% + 2.50%/PIK	11.36%	7/2/2027	10.72%	—	36,014
Dallas, TX 75205	Business Services	First lien(8)(15)	SOFR(Q)*	4.00% + 2.50%/PIK	11.47%	7/2/2027	10.74%	—	8,865
	Business Services	First lien(2)(15)	SOFR(Q)*	4.00% + 2.50%/PIK	11.55%	7/2/2027	10.74%	—	8,865
	Business Services	First lien(8)(15)	SOFR(Q)*	4.00% + 2.50%/PIK	11.48%	7/2/2027	10.73%	—	5,355
	Business Services	First lien(8)(15)	SOFR(Q)*	4.00% + 2.50%/PIK	11.38%	7/2/2027	10.73%	—	4,260
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	7/2/2027	—	—	—
									63,359

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Aston FinCo S.a r.l. / Aston US Finco, LLC
Ditton Park, Riding Court Road	Software	Second lien(8)(15)	L(M)	8.25%	13.09%	10/8/2027	12.70%	—	$34,459
Datchet, Slough, Berkshire, SL3 9LL
Atlas AU Bidco Pty Ltd
100 Barangaroo Avenue	Business Services	First lien(2)(15)	SOFR(M)	7.25%	11.98%	12/9/2029	11.32%	—	3,402
Barangaroo NSW 2000	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	12/9/2028	—	—	(5)
									3,397
Auctane Inc. (fka Stamps.com Inc.)
1990 E Grand Ave	Software	First lien(8)(15)	L(M)	5.75%	10.59%	10/5/2028	9.91%	—	21,890
El Segundo, CA 09245	Software	First lien(2)(15)	L(M)	5.75%	10.59%	10/5/2028	9.91%	—	14,804
									36,694
Avalara, Inc.
S255 S. King Street, Suite 1800	Software	First lien(8)(15)	SOFR(Q)	7.25%	12.15%	10/19/2028	11.36%	—	22,473
Seattle, WA 98104	Software	First lien(2)(15)	SOFR(Q)	7.25%	12.15%	10/19/2028	11.36%	—	12,865
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	10/19/2028	—	—	(4)
									35,334
Bach Special Limited (Bach Preference Limited)
St. George's Building, Level 12	Education	Preferred shares(3)(15)(29)	—	—	—	—	13.78%	2.00%	11,028
2 Ice House Street, Central Hong Kong
Bluefin Holding, LLC
12526 High Bluff Drive, Suite 160	Software	First lien(3)(15)(18) - Drawn	L(Q)	5.75%	10.88%	9/6/2024	12.11%	—	595
San Diego, CA 92130	Software	Second lien(8)(15)	L(Q)	7.75%	12.70%	9/3/2027	11.99%	—	17,559
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	9/6/2024	—	—	(16)
									18,138
Brave Parent Holdings, Inc.
11695 Johns Creek Parkway Suite 200	Software	Second lien(5)(15)	L(M)	7.50%	12.34%	4/17/2026	12.13%	—	21,798
Johns Creek, GA 30097	Software	Second lien(2)(15)	L(M)	7.50%	12.34%	4/17/2026	12.13%	—	16,104
	Software	Second lien(8)(15)	L(M)	7.50%	12.34%	4/17/2026	12.13%	—	5,812
									43,714

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Bullhorn, Inc.
100 Summer Street, 17th Floor	Software	First lien(2)(15)	L(Q)	5.75%	10.91%	9/30/2026	10.11%	—	$16,616
Boston, Massachusetts 02210	Software	First lien(2)(15)	L(Q)	5.75%	10.91%	9/30/2026	10.03%	—	3,433
	Software	First lien(2)(15)	L(Q)	5.75%	10.91%	9/30/2026	10.16%	—	769
	Software	First lien(2)(15)	L(Q)	5.75%	10.91%	9/30/2026	10.13%	—	345
	Software	First lien(2)(15)	L(Q)	5.75%	10.91%	9/30/2026	10.12%	—	275
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	9/30/2026	—	—	—
									21,438
Calabrio, Inc.
241 N 5th Ave, Suite 1200	Software	First lien(5)(15)	L(Q)	7.00%	12.16%	4/16/2027	11.41%	—	11,890
Minneapolis, MN 55401	Software	First lien(3)(15)(18) - Drawn	L(Q)	7.00%	11.95%	4/16/2027	11.48%	—	818
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	4/16/2027	—	—	(24)
									12,684
Cardinal Parent, Inc.
10100 W. Innovation Drive, Suite 300	Software	First lien(4)(15)	L(Q)	4.50%	9.66%	11/12/2027	8.59%	—	11,136
Milwaukee, WI 53226	Software	Second lien(4)(15)	L(Q)	7.75%	12.90%	11/13/2028	11.79%	—	9,439
									20,575
Castle Management Borrower LLC
545 East John Carpenter Freeway, Suite 1400	Business Services	First lien(8)(15)	L(Q)	2.19%	3.19%	2/15/2025	6.83%	—	13,945
Irving, TX 75062
CentralSquare Technologies, LLC
1000 Business Center Drive	Software	Second lien(3)	L(Q)	7.50%	12.66%	8/31/2026	12.15%	—	41,380
Lake Mary, FL 32746	Software	Second lien(8)	L(Q)	7.50%	12.66%	8/31/2026	12.15%	—	6,488
									47,868
CFS Management, LLC
1360 East Venice Avenue	Healthcare	First lien(2)(15)	SOFR(Q)*	6.25% + 0.75%/PIK	12.16%	7/1/2024	13.16%	—	10,618
Venice, FL 34285	Healthcare	First lien(2)(15)	SOFR(Q)*	6.25% + 0.75%/PIK	12.16%	7/1/2024	13.19%	—	3,163
									13,781

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

CG Group Holdings, LLC
14108 S. Western Ave	Specialty Chemicals & Materials	First lien(2)(15)	SOFR(Q)*	6.75% + 2.00%/PIK	13.65%	7/19/2027	13.07%	—	$7,379
Gardena, CA 90249	Specialty Chemicals & Materials	First lien(3)(15)(18) - Drawn	SOFR(M)*	6.75% + 2.00%/PIK	13.56%	7/19/2026	13.42%	—	815
	Specialty Chemicals & Materials	First lien(3)(15)(18) - Undrawn	—	—	—	7/19/2026	—	—	(26)
									8,168
CHA Holdings, Inc.
575 Broadway, Suite 301	Business Services	Second lien(4)(15)	L(Q)	8.75%	13.91%	4/10/2026	13.57%	—	7,012
Albany, NY 12207	Business Services	Second lien(3)(15)	L(Q)	8.75%	13.91%	4/10/2026	13.57%	—	4,453
									11,465
Community Brands ParentCo, LLC
9620 Executive Center Dr N, Suite 200	Software	First lien(2)(15)	SOFR(M)	5.75%	10.66%	2/24/2028	9.81%	—	7,003
St. Petersburg, FL 33702	Software	First lien(3)(15)(18) - Undrawn	—	—	—	2/24/2028	—	—	(8)
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	2/26/2024	—	—	(17)
									6,978
Convey Health Solutions, Inc.
100 SE 3rd Ave, Suite 2600	Healthcare	First lien(4)(15)	SOFR(Q)	5.25%	10.25%	9/4/2026	9.38%	—	19,168
Fort Lauderdale, FL 33394	Healthcare	First lien(4)(15)	SOFR(Q)	5.25%	10.25%	9/4/2026	9.58%	—	3,200
									22,368
Coupa Holdings, LLC
1855 South Grant Street	Software	First lien(2)(15)	SOFR(M)	7.50%	12.29%	2/27/2030	11.53%	—	7,167
San Mateo, CA 94401	Software	First lien(8)(15)	SOFR(M)	7.50%	12.29%	2/27/2030	11.53%	—	7,167
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	2/27/2029	—	—	(9)
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	8/27/2024	—	—	(11)
									14,314
Coyote Buyer, LLC
10622 West 6400 North	Specialty Chemicals & Materials	First lien(5)(15)	L(S)	6.00%	11.10%	2/6/2026	10.52%	—	13,760
Cedar City, UT 84721	Specialty Chemicals & Materials	First lien(5)(15)	L(M)	8.00%	12.84%	8/6/2026	12.71%	—	2,476
	Specialty Chemicals & Materials	First lien(3)(15)(18) - Undrawn	—	—	—	2/6/2025	—	—	—
									16,236

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

CRCI Longhorn Holdings, Inc.
4301 Westbank Drive, Bldg A, Ste 150	Business Services	Second lien(3)(15)	L(M)	7.25%	12.09%	8/10/2026	11.70%	—	$17,420
Austin, TX 78746	Business Services	Second lien(8)(15)	L(M)	7.25%	12.09%	8/10/2026	11.70%	—	7,153
									24,573
Daxko Acquisition Corporation
600 University Park Place, Suite 500	Software	First lien(8)(15)	L(M)	5.50%	10.34%	10/16/2028	9.64%	—	12,790
Birmingham, AL 35209	Software	First lien(2)(15)	L(M)	5.50%	10.34%	10/16/2028	9.65%	—	1,078
	Software	First lien(3)(15)(18) - Drawn	P(Q)	4.50%	12.50%	10/15/2027	8.73%	—	96
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	10/16/2023	—	—	(13)
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	10/15/2027	—	—	(22)
									13,929
DCA Investment Holding, LLC
6240 Lake Osprey Drive	Healthcare	First lien(2)(15)	SOFR(Q)	6.41%	11.30%	4/3/2028	10.32%	—	19,238
Sarasota, FL 34240	Healthcare	First lien(2)(15)	SOFR(Q)	6.41%	11.30%	4/3/2028	10.30%	—	10,100
	Healthcare	First lien(2)(15)	SOFR(Q)	6.41%	11.25%	4/3/2028	10.30%	—	3,216
	Healthcare	First lien(3)(15)(18) - Drawn	SOFR(S)	6.50%	11.24%	4/3/2028	10.69%	—	1,028
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	12/30/2024	—	—	(26)
									33,556
Dealer Tire Holdings, LLC
7012 Euclid Avenue	Distribution & Logistics	Preferred shares(3)(15)	—	—	—	—	9.71%	56.27%	66,117
Cleveland, OH 44103
Deca Dental Holdings LLC
12770 Merit Dr., Suite 850	Healthcare	First lien(2)(15)	L(Q)	5.75%	10.91%	8/28/2028	9.92%	—	35,714
Dallas, TX 75251	Healthcare	First lien(3)(15)(18) - Drawn	L(Q)	5.75%	10.91%	8/28/2028	9.93%	—	3,759
	Healthcare	First lien(3)(15)(18) - Drawn	L(Q)	5.75%	10.91%	8/26/2027	10.12%	—	2,672
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	8/26/2027	—	—	(11)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	8/28/2023	—	—	(493)
									41,641

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

DG Investment Intermediate Holdings 2, Inc.
One Commerce Drive	Business Services	Second lien(3)	L(M)	6.75%	11.59%	3/30/2029	10.52%	—	$17,983
Schaumburg, IL 60173
Diligent Preferred Issuer, Inc.
Diligent Corporation
111 West 33rd Street, 16th Floor	Software	First lien(2)(15)	L(M)	5.75%	10.59%	8/4/2025	10.46%	—	16,958
New York, NY 10120	Software	First lien(2)(15)	L(M)	5.75%	10.59%	8/4/2025	10.45%	—	9,456
	Software	First lien(3)(15)	L(M)	6.25%	11.09%	8/4/2025	11.02%	—	5,650
	Software	First lien(3)(15)(18) - Drawn	L(M)	6.25%	11.08%	8/4/2025	11.11%	—	1,057
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	8/4/2025	—	—	(71)
	Software	Preferred shares(3)(15)	—	—	—	—	10.92%	2.41%	11,303
									44,353
DOCS, MSO, LLC
9349 Waterstone Blvd., Suite 310	Healthcare	First lien(8)(15)	SOFR(S)	5.75%	10.54%	6/1/2028	9.55%	—	18,502
Cincinnati, OH 45249	Healthcare	First lien(4)(15)	SOFR(S)	5.75%	10.54%	6/1/2028	9.55%	—	6,929
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	6/1/2028	—	—	(21)
	Healthcare	First lien(4)(15)(18) - Undrawn	—	—	—	6/3/2024	—	—	(22)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	6/3/2024	—	—	(58)
									25,330
DS Admiral Bidco, LLC
235 East Palmer Street	Software	First lien(2)(15)	SOFR(Q)	7.00%	11.90%	3/16/2028	11.23%	—	7,415
Franklin, NC 28734
EAB Global, Inc.
2445 M Street, NW	Education	Second lien(2)(15)	L(M)	6.50%	11.28%	8/16/2029	10.76%	—	32,603
Washington, DC 20037

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Education Management Corporation
Education Management II LLC
210 Sixth Avenue, 33rd Floor	Education	First lien(2)	P(Q)(43)	6.50%	9.75%	7/2/2020	—	—	$—
Pittsburgh, PA 15222	Education	First lien(3)	P(Q)(43)	6.50%	9.75%	7/2/2020	—	—	—
	Education	First lien(2)	P(M)(43)	7.50%	13.00%	7/2/2020	—	—	—
	Education	First lien(3)	P(M)(43)	7.50%	13.00%	7/2/2020	—	—	—
	Education	First lien(2)	P(Q)(43)	8.50%	11.75%	7/2/2020	—	—	—
	Education	First lien(3)	P(Q)(43)	8.50%	11.75%	7/2/2020	—	—	—
	Education	First lien(2)	P(Q)(43)	8.50%	11.75%	7/2/2020	—	—	—
	Education	First lien(3)	P(Q)(43)	8.50%	11.75%	7/2/2020	—	—	—
	Education	Ordinary shares(2)	—	—	—	—	—	0.19%	—
	Education	Ordinary shares(3)	—	—	—	—	—	0.19%	—
	Education	Preferred shares(2)	—	—	—	—	—	0.26%	—
	Education	Preferred shares(3)	—	—	—	—	—	0.26%	—
									—
Foreside Financial Group, LLC
3 Canal Plaza, Suite 100	Business Services	First lien(2)(15)	SOFR(Q)	5.50%	10.54%	9/30/2027	9.66%	—	33,615
Portland, ME 04101	Business Services	First lien(3)(15)	SOFR(Q)	5.50%	10.54%	9/30/2027	9.66%	—	138
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	9/30/2027	—	—	(21)
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	5/26/2024	—	—	(48)
									33,684
Fortis Solutions Group, LLC
2505 Hawkeye Ct	Packaging	First lien(2)(15)	L(M)	5.50%	10.34%	10/13/2028	9.64%	—	17,099
Virginia Beach, VA 23452	Packaging	First lien(8)(15)	L(M)	5.50%	10.34%	10/13/2028	9.64%	—	9,945
	Packaging	First lien(3)(15)	L(M)	5.50%	10.34%	10/13/2028	9.64%	—	854
	Packaging	First lien(3)(15)(18) - Drawn	L(M)	5.50%	10.34%	10/15/2027	9.82%	—	372
	Packaging	First lien(3)(15)(18) - Drawn	L(M)	5.50%	10.34%	10/13/2028	9.68%	—	79
	Packaging	First lien(3)(15)(18) - Drawn	L(M)	5.50%	10.34%	10/13/2028	9.62%	—	29
	Packaging	First lien(3)(15)(18) - Undrawn	—	—	—	10/15/2027	—	—	(55)
	Packaging	First lien(3)(15)(18) - Undrawn	—	—	—	6/24/2024	—	—	(107)
									28,216

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Foundational Education Group, Inc.
4500 East West Highway, Suite 300	Education	Second lien(5)(15)	SOFR(Q)	6.50%	11.66%	8/31/2029	10.55%	—	$21,128
Bethesda, MD 20814	Education	Second lien(2)(15)	SOFR(Q)	6.50%	11.66%	8/31/2029	10.55%	—	6,581
									27,709
FS WhiteWater Holdings, LLC
FS WhiteWater Borrower, LLC
16412 North Eldridge Parkway	Consumer Services	First lien(5)(15)	SOFR(Q)	5.75%	10.80%	12/21/2027	9.89%	—	10,129
Tomball, TX 77377	Consumer Services	First lien(5)(15)	SOFR(Q)	5.75%	10.73%	12/21/2027	10.03%	—	3,400
	Consumer Services	First lien(5)(15)	SOFR(Q)	5.75%	10.80%	12/21/2027	9.72%	—	3,378
	Consumer Services	First lien(3)(15)(18) - Drawn	L(Q)	6.00%	10.82%	12/21/2027	9.56%	—	1,551
	Consumer Services	First lien(3)(15)(18) - Drawn	SOFR(Q)	5.75%	10.72%	12/21/2027	9.77%	—	923
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	12/21/2027	—	—	(11)
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	7/1/2024	—	—	(42)
	Consumer Services	Ordinary shares (5)(15)	—	—	—	—	—	1.10%	4,461
									23,789
GC Waves Holdings, Inc.
1200 17th Street, Suite 500	Financial Services	First lien(5)(15)	L(M)	5.50%	10.34%	8/13/2026	9.89%	—	21,829
Denver, CO 80202	Financial Services	First lien(2)(15)	L(M)	5.50%	10.34%	8/13/2026	9.89%	—	13,177
	Financial Services	First lien(2)(15)	L(M)	5.50%	10.34%	8/13/2026	10.02%	—	10,524
	Financial Services	First lien(2)(15)(18) - Drawn	L(M)	5.50%	10.34%	8/13/2026	10.07%	—	16,873
	Financial Services	First lien(3)(15)(18) - Drawn	L(M)	5.50%	10.34%	8/13/2026	10.28%	—	988
	Financial Services	First lien(3)(15)(18) - Undrawn	—	—	—	8/13/2026	—	—	—
	Financial Services	First lien(2)(15)(18) - Undrawn	—	—	—	4/11/2024	—	—	—
									63,391

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Granicus, Inc.
1999 Broadway Suite 3600	Software	First lien(4)(15)	L(M)*	5.50% + 1.50%/PIK	11.84%	1/29/2027	11.43%	—	$15,403
Denver, CO 80202	Software	First lien(8)(15)	L(M)*	5.50% + 1.50%/PIK	11.84%	1/29/2027	11.43%	—	5,958
	Software	First lien(2)(15)	L(M)*	5.50% + 1.50%/PIK	11.84%	1/29/2027	11.43%	—	5,877
	Software	First lien(2)(15)	L(M)	6.00%	10.84%	1/29/2027	10.45%	—	4,565
	Software	First lien(3)(15)(18) - Drawn	L(M)	6.50%	11.18%	1/29/2027	10.68%	—	1,269
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	1/29/2027	—	—	—
									33,072
Groundworks, LLC
1741 Corporate Landing Parkway	Consumer Services	First lien(4)	SOFR(M)	6.50%	11.36%	3/14/2030	10.48%	—	17,078
Virginia Beach, VA 23454	Consumer Services	First lien(3)(18) - Undrawn	—	—	—	3/14/2029	—	—	(16)
	Consumer Services	First lien(4)(18) - Undrawn	—	—	—	9/14/2024	—	—	(47)
									17,015
GS Acquisitionco, Inc.
8529 Six Forks Road, Suite 400	Software	First lien(2)(15)	SOFR(Q)	5.75%	10.80%	5/22/2026	9.87%	—	66,504
Raleigh, NC 27615	Software	First lien(5)(15)	SOFR(Q)	5.75%	10.80%	5/22/2026	9.87%	—	21,497
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	5/25/2026	—	—	(53)
									87,948
HB Wealth Management, LLC
3550 Lenox Road, Suite 2700	Financial Services	Preferred shares(11)(15)	—	—	—	—	4.06%	1.18%	5,128
Atlanta, GA 30326
HS Purchaser, LLC / Help/Systems Holdings, Inc.
6455 City West Parkway	Software	Second lien(5)(15)	SOFR(M)	6.75%	11.66%	11/19/2027	10.81%	—	21,204
Eden Prairie, MN 55344	Software	Second lien(2)(15)	SOFR(M)	6.75%	11.66%	11/19/2027	10.81%	—	3,966
									25,170

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

iCIMS, Inc.
101 Crawfords Corner Road, Suite 3-100	Software	First lien(8)(15)	SOFR(Q)*	3.88%/PIK + 3.38%	12.05%	8/18/2028	11.21%	—	$44,498
Holmdel, NJ 07733	Software	First lien(2)(15)	SOFR(Q)	7.25%	12.05%	8/18/2028	11.28%	—	7,365
	Software	First lien(8)(15)(18) - Undrawn	—	—	—	8/18/2024	—	—	—
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	8/18/2028	—	—	(23)
									51,840
Idera, Inc.
2950 North Loop Freeway West, Suite 700	Software	Second lien(4)(15)	L(Q)	6.75%	11.51%	3/2/2029	11.02%	—	21,823
Houston, TX 77092	Software	Second lien(3)(15)	L(Q)	6.75%	11.51%	3/2/2029	11.02%	—	2,910
									24,733
IG Investments Holdings, LLC
1224 Hammond Drive, Suite 1500	Business Services	First lien(2)(15)	L(Q)	6.00%	10.86%	9/22/2028	10.01%	—	28,766
Atlanta, GA 30346	Business Services	First lien(2)(15)	L(Q)	6.00%	10.83%	9/22/2028	10.09%	—	4,203
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	9/22/2027	—	—	(23)
									32,946
IMO Investor Holdings, Inc.
9600 W. Bryn Mawr Ave, Suite 100	Healthcare	First lien(2)(15)	SOFR(S)	6.00%	10.62%	5/11/2029	9.86%	—	12,683
Rosemont, IL 60018	Healthcare	First lien(3)(15)(18) - Drawn	SOFR(S)	6.00%	10.87%	5/11/2028	9.99%	—	593
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	5/13/2024	—	—	(62)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	5/11/2028	—	—	(17)
									13,197
IG Intermediateco LLC
Infogain Corporation	Business Services	First lien(2)(15)	SOFR(M)	5.75%	10.66%	7/28/2028	9.70%	—	18,705
485 Alberto Way, Suite 100	Business Services	First lien(8)(15)	SOFR(M)	5.75%	10.59%	7/28/2028	9.77%	—	7,843
Los Gatos, CA 95032	Business Services	Subordinated(3)(15)	SOFR(Q)	8.25%	13.25%	7/16/2029	12.50%	—	16,643
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	7/30/2026	—	—	(29)
									43,162

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Integro Parent Inc.
71 Fenchurch Street	Business Services	First lien(2)(15)	SOFR(Q)*	12.25%/PIK	17.15%	5/8/2023	18.95%	—	$3,897
London, EC3M 4BS, United Kingdom	Business Services	First lien(3)(15)	SOFR(Q)*	12.25%/PIK	17.15%	5/8/2023	22.75%	—	770
	Business Services	Second lien(3)(15)	SOFR(Q)(43)*	12.25%/PIK	17.15%	10/30/2024	21.22%	—	9,560
									14,227
KAMC Holdings, Inc.
102 N. Franklin St.,	Business Services	Second lien(2)(15)	L(Q)	8.00%	12.88%	8/13/2027	12.43%	—	15,937
Port Washington, WI 53074	Business Services	Second lien(8)(15)	L(Q)	8.00%	12.88%	8/13/2027	12.43%	—	15,937
									31,874
Knockout Intermediate Holdings I Inc.
Kaseya Inc.	Software	First lien(2)(15)	SOFR(Q)	5.75%	10.65%	6/25/2029	9.53%	—	62,620
701 Brickell Avenue #400	Software	First lien(3)(15)(18) - Undrawn	—	—	—	6/24/2024	—	—	(29)
Miami, FL 33131	Software	First lien(3)(15)(18) - Undrawn	—	—	—	6/25/2029	—	—	(29)
	Software	Preferred shares(3)(15)	—	—	—	—	12.28%	1.52%	15,888
									78,450
Kele Holdco, Inc.
3300 Brother Blvd.	Distribution & Logistics	First lien(5)(15)	L(M)	5.25%	9.95%	2/20/2026	9.69%	—	15,747
Memphis, TN 38104	Distribution & Logistics	First lien(3)(15)(18) - Undrawn	—	—	—	2/20/2026	—	—	—
									15,747
KPSKY Acquisition Inc.
9110 East Nichols Avenue, Suite 180	Business Services	First lien(8)(15)	SOFR(M)	5.50%	10.41%	10/19/2028	9.46%	—	6,629
Centennial, CO 80112	Business Services	First lien(2)(15)	L(Q)	5.50%	10.48%	10/19/2028	9.36%	—	763
	Business Services	First lien(2)(15)(18) - Drawn	L(Q)	5.50%	10.45%	10/19/2028	9.38%	—	263
	Business Services	First lien(2)(15)(18) - Undrawn	—	—	—	6/17/2024	—	—	(41)
									7,614
MED Parentco, LP
1950 Old Gallows Road #520	Healthcare	Second lien(8)	L(M)	8.25%	13.09%	8/30/2027	12.70%	—	16,164
Vienna, VA 22182

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

MRI Software LLC
28925 Fountain Parkway	Software	First lien(5)(15)	L(Q)	5.50%	10.66%	2/10/2026	11.05%	—	$21,273
Solon, OH 44139	Software	First lien(3)(15)	L(Q)	5.50%	10.66%	2/10/2026	11.02%	—	5,092
	Software	First lien(2)(15)	L(Q)	5.50%	10.66%	2/10/2026	11.02%	—	4,488
	Software	First lien(2)(15)	L(Q)	5.50%	10.66%	2/10/2026	11.05%	—	3,085
	Software	First lien(3)(15)	L(Q)	5.50%	10.66%	2/10/2026	11.05%	—	787
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	2/10/2026	—	—	(50)
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	8/16/2023	—	—	(63)
									34,612
New Trojan Parent, Inc.
9800 De Soto Avenue	Healthcare	Second lien(2)(15)	L(M)	7.25%	12.09%	1/5/2029	11.42%	—	18,924
Chatsworth, CA 91311
NMC Crimson Holdings, Inc.
1050 Winter Street, Suite 2700	Healthcare	First lien(8)(15)	L(Q)	6.00%	10.75%	3/1/2028	10.34%	—	19,259
Waltham, MA 02451	Healthcare	First lien(2)(15)	L(Q)	6.00%	10.75%	3/1/2028	10.34%	—	4,913
	Healthcare	First lien(3)(15)(18) - Drawn	L(Q)	6.00%	10.95%	3/1/2028	10.42%	—	1,635
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	12/31/2023	—	—	—
									25,807
Notorious Topco, LLC
631 North 400 West	Consumer Products	First lien(8)(15)	SOFR(Q)	6.75%	11.58%	11/23/2027	10.87%	—	9,576
Salt Lake City, UT 84103	Consumer Products	First lien(8)(15)	SOFR(Q)	6.75%	11.58%	11/23/2027	10.88%	—	9,455
	Consumer Products	First lien(3)(15)(18) - Drawn	SOFR(Q)	6.75%	11.58%	11/23/2027	10.78%	—	834
	Consumer Products	First lien(3)(15)(18) - Drawn	SOFR(Q)	6.75%	11.58%	5/24/2027	11.00%	—	169
	Consumer Products	First lien(3)(15)(18) - Undrawn	—	—	—	11/23/2023	—	—	(26)
	Consumer Products	First lien(3)(15)(18) - Undrawn	—	—	—	5/24/2027	—	—	(32)
									19,976

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

OA Buyer, Inc.
1300 SE Cardinal Court, Suite 190	Healthcare	First lien(2)(15)	SOFR(M)	5.75%	10.56%	12/20/2028	9.61%	—	$27,741
Vancouver, WA 98683	Healthcare	First lien(2)(15)	SOFR(M)	5.75%	10.56%	12/20/2028	9.62%	—	1,756
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	12/20/2028	—	—	(23)
	Healthcare	Ordinary shares(3)(15)	—	—	—	—	—	1.26%	2,206
									31,680
OEC Holdco, LLC
OEConnection LLC	Software	Second lien(2)(15)	SOFR(M)	7.00%	11.91%	9/25/2027	11.12%	—	22,933
4205 Highlander Parkway	Software	Second lien(2)(15)	SOFR(M)	7.00%	11.91%	9/25/2027	11.07%	—	11,801
Richfield, OH 44286	Software	Preferred shares(12)(15)	—	—	—	—	15.32%	7.21%	7,525
									42,259
Oranje Holdco, Inc.
33 N. Garden Ave., Suite 1200	Software	First lien(8)(15)	SOFR(Q)	7.75%	12.43%	2/1/2029	11.89%	—	7,404
Clearwater, FL 33755	Software	First lien(2)(15)	SOFR(Q)	7.75%	12.43%	2/1/2029	11.89%	—	7,404
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	2/1/2029	—	—	(9)
									14,799
PhyNet Dermatology LLC
720 Cool Springs Boulevard, Suite 150	Healthcare	First lien(2)(15)	SOFR(S)	6.25%	11.58%	8/16/2024	11.60%	—	49,159
Franklin, TN 37067	Healthcare	First lien(2)(15)	SOFR(S)	6.25%	11.66%	8/16/2024	11.56%	—	18,655
									67,814
Pioneer Topco I, L.P.
Pioneer Buyer I, LLC
1333 North California Blvd, Suite 448	Software	First lien(8)(15)	SOFR(Q)*	7.00%/PIK	11.90%	11/1/2028	11.09%	—	15,246
Walnut Creek, CA 94596	Software	First lien(8)(15)	SOFR(Q)*	7.00%/PIK	11.90%	11/1/2028	7.34%	—	2,090
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	11/1/2027	—	—	(15)
	Software	Ordinary shares(13)(15)	—	—	—	—	—	0.59%	1,614
									18,935

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

PPV Intermediate Holdings, LLC
141 Longwater Drive, Suite 108	Consumer Services	First lien(4)(15)	SOFR(M)	5.75%	10.85%	8/31/2029	9.58%	—	$7,049
Norwell, MA 02061	Consumer Services	First lien(4)(15)(18) - Undrawn	—	—	—	8/30/2024	—	—	(7)
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	8/31/2029	—	—	(11)
									7,031
PPVA Black Elk (Equity) LLC
	Business Services	Subordinated(3)(15)	—	—	—	—	—	—	7,995
	Business Services	Collateralized Financing(43)(44)	—	—	—	—	—	—	—
									7,995
Project Essential Super Parent, Inc.
445 Hutchinson Avenue, Suite 600	Software	Preferred shares(3)(15)	—	—	—	—	13.72%	16.67%	11,713
Columbus, OH 43235
Project Power Buyer, LLC
1575 Sawdust Road, Suite 60	Software	First lien(2)(15)	SOFR(Q)	7.00%	11.90%	5/14/2026	11.71%	—	3,527
The Woodlands, TX 77380	Software	First lien(3)(15)(18) - Undrawn	—	—	—	5/14/2025	—	—	(3)
									3,524
Pye-Barker Fire & Safety, LLC
11605 Haynes Bridge Road, Suite 350	Business Services	First lien(2)(15)	SOFR(Q)	5.50%	10.55%	11/26/2027	9.47%	—	5,024
Alpharetta, GA 30009	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	11/26/2024	—	—	(28)
									4,996
Quartz Holding Company
150 Cambridge Park Drive #500	Software	Second lien(3)(15)	L(M)	8.00%	12.84%	4/2/2027	12.74%	—	9,884
Cambridge, MA 02140

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Recorded Future, Inc.
363 Highland Avenue	Software	First lien(8)(15)	L(Q)	5.25%	10.40%	7/3/2025	10.04%	—	$24,282
Somerville, MA 02144	Software	First lien(2)(15)	L(Q)	5.25%	10.40%	7/3/2025	10.05%	—	12,556
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	7/3/2025	—	—	(15)
									36,823
Safety Borrower Holdings LLC
5619 DTC Parkway	Software	First lien(2)(15)	L(S)	5.25%	10.41%	9/1/2027	9.39%	—	6,877
Greenwood Village, Colorado 80111	Software	First lien(3)(15)(18) - Drawn	P(Q)	4.25%	12.25%	9/1/2027	9.96%	—	126
	Software	First lien(3)(15)(18) - Undrawn	—	—	—	9/1/2027	—	—	(4)
									6,999
Specialtycare, Inc.
3 Maryland Farms #200	Healthcare	First lien(2)(15)	L(Q)	5.75%	10.50%	6/19/2028	10.01%	—	9,987
Brentwood, TN 37027	Healthcare	First lien(3)(15)(18) - Drawn	L(Q)	5.75%	10.58%	6/19/2028	11.06%	—	75
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	6/18/2023	—	—	(37)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	6/18/2026	—	—	(24)
									10,001
Spring Education Group, Inc (fka SSH Group Holdings, Inc.)
12930 Saratoga Avenue, Suite A-2	Education	Second lien(2)(15)	L(Q)	8.25%	13.41%	7/30/2026	12.79%	—	21,405
Saratoga, CA 95070
Sun Acquirer Corp.
3945 E. Fort Lowell Road, Suite #211	Consumer Services	First lien(2)(15)	L(M)	5.75%	10.59%	9/8/2028	9.89%	—	3,931
Tucson, AZ 85712	Consumer Services	First lien(2)(15)(18) - Drawn	L(M)	5.75%	10.59%	9/8/2028	10.01%	—	2,778
	Consumer Services	First lien(3)(15)(18) - Drawn	P(Q)	4.75%	12.75%	9/8/2027	9.16%	—	77
	Consumer Services	First lien(3)(15)(18) - Undrawn	—	—	—	9/8/2027	—	—	(5)
	Consumer Services	First lien(2)(15)(18) - Undrawn	—	—	—	9/8/2023	—	—	(1)
									6,780

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Symplr Software Intermediate Holdings, Inc.
315 Capitol St. Suite 100	Healthcare	Preferred shares(4)(15)	—	—	—	—	14.77%	14.41%	$11,450
Houston, TX 77002	Healthcare	Preferred shares(3)(15)	—	—	—	—	14.77%	14.41%	3,947
									15,397
Syndigo LLC
141 W. Jackson Blvd., Suite 1220	Software	Second lien(4)(15)	L(S)	8.00%	13.21%	12/15/2028	12.26%	—	21,085
Chicago, IL 60604	Software	Second lien(2)(15)	L(S)	8.00%	13.21%	12/15/2028	12.26%	—	5,339
									26,424
Tahoe Finco, LLC
(1101 CM) Amsterdam	Information Technology	First lien(2)(15)	L(M)	6.00%	10.71%	9/29/2028	10.19%	—	34,821
the Netherlands, Herikerbergweg 88	Information Technology	First lien(8)(15)	L(M)	6.00%	10.71%	9/29/2028	10.19%	—	24,067
	Information Technology	First lien(3)(15)(18) - Undrawn	—	—	—	10/1/2027	—	—	(23)
									58,865
Tennessee Bidco Limited
Second Floor, No. 4, The Forum, Grenville Street	Business Services	First lien(3)(15)(16)	SONIA(D)	5.50% +2.00% PIK	11.70%	8/3/2028	8.60%	—	15,889
St. Helier, Jersey, JE2 3UF	Business Services	First lien(3)(15)(16)	SONIA(D)	5.50% +2.00% PIK	11.70%	8/3/2028	11.08%	—	13,002
	Business Services	First lien(3)(15)	L(S)	5.50% +2.00% PIK	12.09%	8/3/2028	11.41%	—	10,184
	Business Services	First lien(3)(15)	L(S)	5.50% +2.00% PIK	12.38%	8/3/2028	—	—	6,246
	Business Services	First lien(3)(15)(16)	EURIBOR(S)	5.50% +2.00% PIK	10.44%	8/3/2028	—	—	767
									46,088
The Kleinfelder Group, Inc.
770 First Avenue, Suite 400	Business Services	First lien(4)(15)	L(Q)	5.25%	10.41%	11/29/2024	10.28%	—	16,488
San Diego, CA 92101

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

TigerConnect, Inc.
2110 Broadway	Healthcare	First lien(8)(15)	SOFR(Q)*	3.63% + 3.63%/PIK	12.08%	2/16/2028	11.46%	—	$29,722
Santa Monica, CA 90404	Healthcare	First lien(2)(15)(18) - Drawn	SOFR(Q)*	3.63% + 3.63%/PIK	12.08%	2/16/2028	11.23%	—	553
	Healthcare	First lien(2)(15)(18) - Undrawn	—	—	—	2/16/2024	—	—	(8)
	Healthcare	First lien(3)(15)(18) - Undrawn	—	—	—	2/16/2028	—	—	(21)
									30,246
TMK Hawk Parent, Corp.
9 Hampshire Street	Distribution & Logistics	First lien(2)(15)	L(Q)	3.50%	8.46%	8/28/2024	13.09%	—	10,840
Mansfield, MA 02048	Distribution & Logistics	First lien(8)(15)	L(Q)	3.50%	8.46%	8/28/2024	13.09%	—	10,453
									21,293
Transcendia Holdings, Inc.
9201 West Belmont Avenue	Packaging	Second lien(8)(15)	L(M)	8.00%	12.84%	5/30/2025	13.13%	—	12,515
Franklin Park, IL 60131
TRC Companies L.L.C. (fka Energize Holdco LLC)
21 Griffin Road North	Business Services	Second lien(2)(15)	L(M)	6.75%	11.59%	12/7/2029	10.82%	—	7,472
Windsor, CT 06095
Trinity Air Consultants Holdings Corporation
12700 Park Central Drive, Suite 2100	Business Services	First lien(2)(15)	L(S)	5.25%	10.18%	6/29/2027	9.53%	—	15,257
Dallas, TX 75251	Business Services	First lien(2)(15)(18) - Drawn	L(S)	5.25%	10.34%	6/29/2027	9.55%	—	2,865
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	6/29/2027	—	—	(12)
	Business Services	First lien(2)(15)(18) - Undrawn	—	—	—	6/29/2023	—	—	(19)
									18,091
USRP Holdings, Inc.
99 Wood Ave. South, Suite 501	Business Services	First lien(2)(15)	SOFR(Q)	5.50%	10.55%	7/23/2027	9.66%	—	10,952
Iselin, NJ 08830	Business Services	First lien(3)(15)	SOFR(Q)	5.50%	10.55%	7/23/2027	9.66%	—	1,426
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	7/23/2027	—	—	(26)
									12,352

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Vectra Co.
1215 W. C Street	Business Products	Second lien(8)(15)	L(M)	7.25%	12.09%	3/8/2026	11.81%	—	$7,647
Joplin, MO 64801
Virtusa Corporation
132 Turnpike Road, Suite 300	Business Services	Subordinated(3)	FIXED(S)	7.13%	7.13%	12/15/2028	18.30%	—	3,934
Southborough, MA 01772
VT Topco, Inc.
290 West Mount Pleasant Avenue, Suite 3200	Business Services	Second lien(2)(15)	L(M)	6.75%	11.59%	7/31/2026	11.19%	—	15,568
Livingston, NJ 07039	Business Services	Second lien(4)(15)	L(M)	6.75%	11.59%	7/31/2026	11.14%	—	9,620
									25,188
Wealth Enhancement Group, LLC
505 North Highway 169, Suite 900	Financial Services	First lien(2)(15)	SOFR(S)	6.25%	11.12%	10/4/2027	10.24%	—	18,901
Plymouth, MN 55441	Financial Services	First lien(2)(15)	SOFR(Q)	6.25%	11.26%	10/4/2027	10.41%	—	1,250
	Financial Services	First lien(2)(15)	SOFR(S)	6.25%	11.06%	10/4/2027	10.41%	—	839
	Financial Services	First lien(2)(15)(18) - Drawn	SOFR(S)	6.25%	10.92%	10/4/2027	10.18%	—	9,688
	Financial Services	First lien(3)(15)(18) - Undrawn	—	—	—	10/4/2027	—	—	—
	Financial Services	First lien(2)(15)(18) - Undrawn	—	—	—	5/2/2024	—	—	—
									30,678
Xactly Corporation
221 Saratoga-Los Gatos Rd	Software	First lien(4)(15)	SOFR(Q)	7.25%	12.11%	7/31/2025	11.74%	—	22,500
Los Gatos, CA 95030	Software	First lien(3)(15)(18) - Undrawn	—	—	—	7/31/2025	—	—	—
									22,500
YLG Holdings, Inc.
3235 North State Street	Business Services	First lien(5)(15)	L(S)	5.00%	9.74%	10/31/2025	9.52%	—	17,297
Bunnell, FL 32110	Business Services	First lien(5)(15)	L(S)	5.00%	9.80%	10/31/2025	9.53%	—	2,253
	Business Services	First lien(5)(15)(18) - Drawn	SOFR(Q)	5.00%	9.96%	10/31/2025	8.78%	—	771
	Business Services	First lien(3)(15)(18) - Undrawn	—	—	—	10/31/2025	—	—	(115)
	Business Services	First lien(5)(15)(18) - Undrawn	—	—	—	10/22/2023	—	—	(37)
									20,169

Total Non-Controlled/Non-Affiliated Investments									$2,453,534

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Non-Controlled/Affiliated Investments(45)

Eagle Infrastructure Super HoldCo, LLC
Eagle Infrastructure Services, LLC (fka FR Arsenal Holdings II Corp.)	Business Services	First lien(2)(15)	SOFR(Q)	7.50%	12.55%	4/1/2028	11.52%	—	$10,676
2100 N Eastman Rd.	Business Services	First lien(3)(15)	SOFR(Q)	7.50%	12.55%	4/1/2028	11.52%	—	342
Longview, TX 75601	Business Services	Ordinary shares(2)(15)	—	—	—	—	—	9.18%	3,687
	Business Services	Ordinary shares(3)(15)	—	—	—	—	—	9.18%	407
									15,112
Permian Holdco 3, Inc.
2701 West Interstate 20	Energy	First lien(3)(15)	L(M)(43)*	10.00% PIK/M	11.00%	—	—	—	—
Odessa, TX 79766	Energy	First lien(10)(15)	FIXED(Q)(43)*	10.00% PIK/M	10.00%	—	—	—	—
									—
Sierra Hamilton Holdings Corporation
900 Threadneedle Street, Suite 150	Energy	Second lien(3)(15)	FIXED(Q)(43)*	15.00% PIK	15.00%	9/12/2023	—	—	—
Houston, TX 77079	Energy	Ordinary shares(2)(15)	—	—	—	—	—	25.20%	3,599
	Energy	Ordinary shares(3)(15)	—	—	—	—	—	25.20%	401
									4,000
TVG-Edmentum Holdings, LLC
Edmentum Ultimate Holdings, LLC
5600 West 83rd Street, Suite 300, 8200 Tower	Education	Subordinated(3)(15)	SOFR(Q)*	12.00%/PIK	17.05%	1/26/2027	16.57%	—	17,170
Bloomington, MN 55437	Education	Ordinary shares(3)(15)	—	—	—	—	12.55%	49.30%	111,419
									128,589

Total Non-Controlled/Affiliated Investments									$147,701

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

Controlled Investments(46)
QID TRH Holdings LLC
Haven Midstream Holdings LLC
Haven Midstream LLC	Specialty Chemicals & Materials	First lien(3)(15)(18) - Undrawn	—	—	—	10/30/2026	—	—	$—
333 Clay Street, Suite 4060	Specialty Chemicals & Materials	Ordinary shares(14)(15)	—	—	—	—	—	80.00%	16,301
Houston, TX 77002	Specialty Chemicals & Materials	Profit Interest(6)(15)	—	—	—	—	—	4.60%	90
									16,391
NHME Holdings Corp.
National HME, Inc.	Healthcare	Second lien(3)(15)	SOFR(Q)(43)*	5.00%/PIK	9.85%	5/27/2024	—	—	5,000
7501 Esters Boulevard, Suite 100	Healthcare	Warrants(3)(15)	—	—	—	—	—	16.00%	—
Irving, TX 75063	Healthcare	Ordinary shares(3)(15)	—	—	—	—	—	64.00%	—
									5,000
New Benevis Topco, LLC
New Benevis Holdco, Inc.
210 Interstate N Pkwy E SE, STE 300	Healthcare	First lien(2)(15)	SOFR(Q)*	9.50%/PIK	14.50%	4/7/2025	18.88%	—	37,384
Atlanta, GA 30339	Healthcare	First lien(3)(15)	SOFR(Q)*	9.50%/PIK	14.50%	4/7/2025	18.88%	—	11,521
	Healthcare	First lien(8)(15)	SOFR(Q)*	9.50%/PIK	14.50%	4/7/2025	18.88%	—	9,172
	Healthcare	Subordinated(3)(15)	FIXED(M)*	12.00%/PIK	12.00%	10/6/2025	16.70%	—	15,331
	Healthcare	Ordinary shares(2)(15)	—	—	—	—	—	69.20%	34,490
	Healthcare	Ordinary shares(8)(15)	—	—	—	—	—	69.20%	8,462
	Healthcare	Ordinary shares(3)(15)	—	—	—	—	—	69.20%	7,701
									124,061
New Permian Holdco, Inc.
New Permian Holdco, L.L.C.	Energy	First lien(3)(15)	FIXED(M)*	18.00% PIK/M	18.00%	12/31/2024	19.25%	—	22,760
2701 West Interstate 20	Energy	First lien(3)(15)(18) - Drawn	L(M)*	9.00% PIK/M	13.66%	12/31/2024	14.21%	—	10,117
Odessa, TX 79766	Energy	First lien(3)(15)(18) - Undrawn	—	—	—	12/31/2024	—	—	—
	Energy	Ordinary shares(3)(15)	—	—	—	—	—	100.00%	25,999
									58,876

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

NM APP Canada Corp.
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	$—
New York, NY 10019
NM APP US LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	—
New York, NY 10019
NM CLFX LP
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	15,437
New York, NY 10019
NM DRVT LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	—
New York, NY 10019
NM GLCR LP
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	—
New York, NY 10019
NM GP Holdco, LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	23.34%	1,029
New York, NY 10019
NM JRA LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	—
New York, NY 10019
NM KRLN LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	—
New York, NY 10019
NM NL Holdings, L.P.
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	23.34%	94,576
New York, NY 10019

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Reference	Spread	Interest Rate(19)	Maturity/Expiration Date	Yield to Maturity Cost(47)	Percent of Class Held(48)	Fair Value (in thousands)

NM YI, LLC
1633 Broadway, 48th Floor	Net Lease	Membership interest(7)(15)	—	—	—	—	—	90.01%	$9,581
New York, NY 10019
NMFC Senior Loan Program III LLC
1633 Broadway, 48th Floor	Investment Fund	Membership interest(3)(15)	—	—	—	—	11.46%	80.00%	140,000
New York, NY 10019
NMFC Senior Loan Program IV LLC
1633 Broadway, 48th Floor	Investment Fund	Membership interest(3)(15)	—	—	—	—	11.46%	78.60%	112,400
New York, NY 10019
UniTek Global Services, Inc.
1817 Crane Ridge Drive, Suite 500	Business Services	Second lien(3)(15)	FIXED(Q)*	15.00%/PIK	15.00%	2/20/2025	15.87%	—	10,864
Jackson, MS 39216	Business Services	Second lien(3)(15)	FIXED(Q)*	15.00%/PIK	15.00%	2/20/2025	15.87%	—	4,816
	Business Services	Warrants(3)(15)	—	—	—	2/20/2025	—	34.30%	45,870
	Business Services	Ordinary shares(2)(15)	—	—	—	—	—	28.63%	—
	Business Services	Ordinary shares(3)(15)	—	—	—	—	—	28.63%	—
	Business Services	Preferred shares(3)(15)(27)	—	—	—	—	21.58%	32.90%	12,064
	Business Services	Preferred shares(3)(15)(26)(43)	—	—	—	—	—	33.00%	10,145
	Business Services	Preferred shares(3)(15)(27)	—	—	—	—	21.58%	32.68%	7,981
	Business Services	Preferred shares(2)(15)(25)(43)	—	—	—	—	—	26.76%	—
	Business Services	Preferred shares(3)(15)(25)(43)	—	—	—	—	—	26.76%	—
									91,740

Total Controlled Investments									$669,091

Total Investments									$3,270,326
__________________
(1)New Mountain Finance Corporation (the "Company") generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These investments are generally subject to certain limitations on resale, and may be deemed to be "restricted securities" under the Securities Act.
(2)Investment is pledged as collateral for the Holdings Credit Facility, a revolving credit facility among the Company, as the Collateral Manager, New Mountain Finance Holdings, L.L.C. ("NMF Holdings") as the Borrower, Wells Fargo Securities, LLC, as the Administrative Agent and Wells Fargo Bank, National Association, as the Lender and Collateral Custodian.
(3)Investment is pledged as collateral for the NMFC Credit Facility, a revolving credit facility among the Company as the Borrower and Goldman Sachs Bank USA as the Administrative Agent and the Collateral Agent and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A. as Lenders.
(4)Investment is held in New Mountain Finance SBIC, L.P.
(5)Investment is held in New Mountain Finance SBIC II, L.P.

(6)Investment is held in NMF QID NGL Holdings, Inc.
(7)Investment is held in New Mountain Net Lease Corporation.
(8)Investment is pledged as collateral for the DB Credit Facility, a revolving credit facility among New Mountain Finance DB, L.L.C. as the Borrower and Deutsche Bank AG, New York Branch as the Facility Agent.
(9)Investment is held in NMF Ancora Holdings, Inc.
(10)Investment is held in NMF Permian Holdings, LLC.
(11)Investment is held in NMF HB, Inc.
(12)Investment is held in NMF OEC, Inc.
(13)Investment is held in NMF Pioneer, Inc.
(14)Investment is held in NMF TRM, LLC.
(15)The fair value of the Company's investment is determined using unobservable inputs that are significant to the overall fair value measurement.
(16)Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date. As of March 31, 2023, the par value U.S. dollar equivalent of the first lien term loan, and drawn first lien term loan is $15,889, and $13,768, respectively.
(17)Par amount is denominated in United States Dollar unless otherwise noted, which may include British Pound ("£") and/or Euro ("€").
(18)Par value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities or delayed draws. Cost amounts represent the cash received at settlement date net of the impact of paydowns and cash paid for drawn revolvers or delayed draws.
(19)All interest is payable in cash unless otherwise indicated. A majority of the variable rate debt investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (L), the Prime Rate (P), the Sterling Overnight Interbank Average Rate (SONIA), Secured Overnight Financing Rate (SOFR), Euro Interbank Offered Rate (EURIBOR) and the alternative base rate (Base) and which resets daily (D), weekly (W), monthly (M), quarterly (Q), semi-annually (S) or annually (A). For each investment the current interest rate provided reflects the rate in effect as of March 31, 2023.
(20)The Company holds investments in Education Management Corporation and one related entity of Education Management Corporation. The Company holds series A-1 convertible preferred stock and common stock in Education Management Corporation and holds tranche A first lien term loans and a tranche B first lien term loan in Education Management II LLC, which is an indirect subsidiary of Education Management Corporation.
(21)The Company holds investments in multiple entities of Haven Midstream Holdings LLC. The Company holds 4.6% of the Class B profits interest in QID NGL, LLC (which at closing represented 97.0% of the ownership in the class B units in QID TRH Holdings, LLC), class A common units of Haven Midstream Holdings LLC, and holds a tranche A first lien term loan, a tranche B first lien term loan and a first lien revolver in Haven Midstream LLC.
(22)The Company holds preferred equity in OEC Holdco, LLC, and two second lien term loans in OEConnection LLC, a wholly-owned subsidiary of OEC Holdco, LLC. The preferred equity is entitled to receive prefenential dividends of 11.0% per annum.
(23)The Company holds investments in two wholly-owned subsidiaries of Appriss Health Holdings, Inc. The company holds a first lien term loan and a first lien revolver in Appriss Health, LLC, and preferred equity in Appriss Health Intermediate Holdings, Inc. The preferred equity is entitled to receive preferential dividends at a rate of 11.0% per annum.
(24)The Company holds ordinary shares in TVG-Edmentum Holdings, LLC, and subordinated notes in Edmentum Ultimate Holdings, LLC, a wholly-owned subsidiary of TVG-Edmentum Holdings, LLC. The ordinary shares are entitled to receive cumulative preferential dividends at a rate of 12.0% per annum.
(25)The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to receive cumulative preferential dividends at a rate of 13.5% per annum payable in additional shares.
(26)The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to receive cumulative preferential dividends at a rate of 19.0% per annum payable in additional shares.
(27)The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to received cumulative preferential dividends at a rate of 20.0% per annum payable in additional shares.
(28)The Company holds ordinary shares and warrants in NHME Holdings Corp., as well as a Tranche A Term Loan in National HME, Inc., a wholly-owned subsidiary of NHME Holdings Corp.
(29)The Company holds preferred equity in Bach Special Limited (Bach Preference Limited) that is entitled to receive cumulative preferential dividends at a rate of 12.25% per annum payable in additional shares.
(30)The Company holds preferred equity in Dealer Tire Holdings, LLC that is entitled to receive cumulative preferential dividends at a rate of 7.0% per annum.
(31)The Company holds preferred equity in Symplr Software Intermediate Holdings, Inc. that is entitled to receive cumulative preferential dividends at a rate of L + 10.5% per annum.
(32)The Company holds ordinary shares in New Benevis Topco, LLC, and holds first lien last out term loans and subordinated notes in New Benevis Holdco Inc., a wholly-owned subsidiary of New Benevis Topco, LLC.
(33)The Company holds ordinary shares in AAC Lender Holdings, LLC and a first lien term loan, first lien revolver and subordinated notes in American Achievement Corporation, a partially-owned subsidiary of AAC Lender Holdings, LLC.
(34)The Company holds preferred equity in Project Essential Super Parent, Inc. that is entitled to receive cumulative preferential dividends at a rate of L + 9.5% per annum.
(35)The Company holds investments in two wholly-owned subsidiary of Diamond Parent Holdings Corp. The Company holds three first lien term loans and a first lien revolver in Diligent Corporation and preferred equity in Diligent Preferred Issuer Inc. The preferred equity in Diligent Preferred Issuer Inc. is entitled to receive cumulative preferential dividends at a rate 10.5% per annum.

(36)The Company holds investments in ACI Parent Inc. and a wholly-owned subsidiary of ACI Parent Inc. The Company holds a first lien term loan, a first lien delayed draw and a first lien revolver in ACI Group Holdings, Inc. and preferred equity in ACI Parent Inc. The preferred equity in ACI Parent Inc. is entitled to receive cumulative preferential dividends at a rate of 11.75% per annum.
(37)The Company holds preferred equity in HB Wealth Management, LLC that is entitled to receive cumulative preferential dividends at a rate of 4.0% per annum.
(38)The Company holds ordinary shares in FS WhiteWater Holdings, LLC, and a first lien term loan, a first lien revolver, and two first lien delayed draws in FS WhiteWater Borrwer, LLC, a partially-owned subsidiary of FS WhiteWater Holdings, LLC.
(39)The Company holds ordinary shares in Pioneer Topco I, L.P., and a first lien term loan and a first lien revolver in Pioneer Buyer I, LLC, a wholly-owned subsidiary of Pioneer Topco I, L.P.
(40)The Company holds ordinary shares in OA Topco, L.P., and a first lien term loan and a first lien revolver in OA Buyer, Inc., a wholly-owned subsidary of OA Topco, L.P.
(41)The Company holds preferred equity in Knockout Intermediate Holdings I Inc. and a first lien term loan, a first lien revolver and a first lien delayed draw in Kaseya, Inc., a wholly-owned subsidiary of Knockout Intermediate Holdings I Inc. The preferred equity is entitled to received cumulative preferential dividends at a rate of 11.75% per annum.
(42)The Company holds ordinary shares in Eagle Infrastructure Super HoldCo, LLC and a first lien term loan in Eagle Infrastructure Services, LLC (fka FR Arsenal Holdings II Corp.), a wholly-owned subsidiary of Eagle Infrastructure Super Holdco, LLC.
(43)Investment or a portion of the investment is on non-accrual status.
(44)The Company holds one security purchased under a collateralized agreement to resell on its Consolidated Statement of Assets and Liabilities with a cost basis of $30,000 and a fair value of $16,539 as of March 31, 2023.
(45)Denotes investments in which the Company is an “Affiliated Person”, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), due to owning or holding the power to vote 5.0% or more of the outstanding voting securities of the investment but not controlling the company.
(46)Denotes investments in which the Company is in “Control”, as defined in the 1940 Act, due to owning or holding the power to vote more than 25.0% of the outstanding voting securities of the investment.
(47)Assumes that all investments not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (‘‘LIBOR’’), Sterling Overnight Interbank Average Rate ("SONIA"), Secured Overnight Financing Rate ("SOFR") and Euro Interbank Offered Rate ("EURIBOR") curves at each quarter’s respective end date.
(48)Percent of class held is presented only for equity positions and represents only our share of that investment. It is not calculated on a fully-diluted basis.
•All or a portion of interest contains PIK interest.
*•Indicates assets that the Company deems to be ‘‘non-qualifying assets’’ under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70.00% of the Company’s total assets at the time of acquisition of any additional non-qualifying assets. As of March 31, 2023, 15.3% of the Company’s total assets are represented by investments at fair value that are considered non-qualifying assets.
As of March 31, 2023, none of the Company’s portfolio investments represented greater than 5.0% of the Company’s total assets.

MANAGEMENT
The information in the sections entitled “Information about the Nominees and Directors,” “Board of Directors Leadership Structure,” “Board of Directors’ Role in Risk Oversight,” and “Committees of the Board of Directors” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The information in the sections entitled “Certain Relationships Transactions” and “Director Independence” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information in the section entitled “Control Persons and Principal Stockholders” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

PORTFOLIO MANAGEMENT
For more information relating to our management please see “Item 1 — Business” in our most recent Annual Report on Form 10-K and “Information about the Nominees and Directors,” “Board of Directors Leadership Structure,” “Board of Directors’ Role in Risk Oversight,” and “Committees of the Board of Directors” in our most recent Definitive Proxy Statement on Schedule 14A. The management of our investment portfolio is the responsibility of the Investment Adviser and the Investment Committee, which currently consists of Steven B. Klinsky, Robert A. Hamwee, John R. Kline, Adam B. Weinstein and Laura C. Holson. The sixth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Kyle Peterson served on the Investment Committee from August 2021 to July 2022. Beginning in August 2022, A. Joe Delgado was appointed to the Investment Committee for a one year term. Effective January 1, 2023, Laura C. Holson joined the Investment Committee as a new permanent member. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. We consider Mr. Kline to be our portfolio manager. The Investment Committee is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time.
Investment Personnel
As of March 31, 2023, the Investment Adviser was supported by approximately 220 employees and senior advisors of New Mountain Capital. These individuals, in addition to the Investment Committee, are primarily responsible for the day-to-day management of our portfolio. The Investment Adviser may retain additional investment professionals, based upon its needs.
Below are the biographies for selected senior investment professionals of the Investment Adviser, whose biographies are not included elsewhere in this prospectus. For more information regarding the business experience of Messrs. Klinsky, Hamwee, Kline and Weinstein and Ms. Holson, see “Information about the Nominees and Directors” in our most recent Definitive Proxy Statement on Schedule 14A.
A. Joe. Delgado currently serves as a Managing Director and joined New Mountain in 2015. Mr. Delgado is primarily dedicated to private equity. He serves as the Deputy Head of Strategic Equity and focuses on growth equity and buyouts across infrastructure, business services and industrial technology. Prior to New Mountain, he was a Managing Director and Investment Committee member at CCMP Capital Advisors and its predecessor firm, JP Morgan Partners. Mr. Delgado has executed transactions across various sectors including industrial technology, business services, and distribution. He started his career at JP Morgan in Mergers and Acquisitions and Corporate Finance. Mr. Delgado currently serves on the Board of Directors of HomeX, Qualus Power Services (“Qualus”), Inframark, Horizon Services, Finvi, Pearce Services, Aegion and Cumming. He previously served on the Board of Directors of Equian, Legends, Intermarine and TRC Companies. He has also held leadership positions at numerous other companies during his career. Mr. Delgado received his A.B. in History and Spanish from Duke University.
Joshua Porter currently serves as a Managing Director & Head of Credit Special Situations of New Mountain Capital and has been in various roles since joining in 2017. Prior to joining New Mountain Capital, he was a Principal of Bayside Capital, the credit and special situations platform of H.I.G. Capital. Prior to joining Bayside in 2012, Mr. Porter worked for Mount Kellett Capital Management, where he focused on distressed credit investing, and for GSC Group, where he focused on middle-market control distressed. He began his career at Citigroup as an Analyst in the Leveraged Finance Group. Mr. Porter received B.A. degrees, magna cum laude, in Economics and Finance from the University of Illinois.
James W. Stone III currently serves as a Managing Director of New Mountain Capital and has been in various roles since joining in 2011. Prior to joining New Mountain Capital, he worked for The Blackstone Group as a Managing Director of GSO Capital Partners. At Blackstone, Mr. Stone was responsible for originating, evaluating, executing and monitoring various senior secured and mezzanine debt investments across a variety of industries. Before joining Blackstone in 2002, Mr. Stone worked as a Vice President in Lehman Brothers’ Communications and Media Group and as a Vice President in UBS Warburg’s Leveraged Finance Department. Prior to that, Mr. Stone worked at Nomura Securities International, Inc. with the team that later founded Blackstone’s corporate debt investment unit. Mr. Stone received a B.S. in Mathematics and Physics from The University of the South and an M.B.A. with concentrations in Finance and Accounting from The University of Chicago’s Graduate School of Business.
Ivo Turkedjiev currently serves as a Managing Director of New Mountain Capital and has been in various roles since joining in 2019. Mr. Turkedjiev focuses on broadly syndicated leveraged loans and Collateralized Loan Obligations (CLOs). Prior to joining New Mountain, Mr. Turkedjiev was a Portfolio Manager and Senior Trader at Invesco, where he was responsible for existing CLO portfolio management as well as new CLO formation and marketing. At Invesco, he also managed the firm’s CLO investment platform. Prior to joining Invesco, Mr. Turkedjiev was a Leveraged Loan Portfolio Manager and Trader at GSC Group, where he joined in 2003. He began his career in finance in 2001 working in the Leveraged Finance Group at Lehman Brothers. Mr. Turkedjiev received a B.A. degree, summa cum laude, in Economics and Mathematics from Colgate University. He is a CFA charterholder.
Joy Xu currently serves as a Managing Director of New Mountain Capital and has been in various roles since joining in 2012. Prior to joining New Mountain Capital, she worked in the Mergers & Acquisitions group at Bank of America Merrill Lynch in New York. Ms. Xu graduated magna cum laude in 2010 from the Jerome Fisher Program in Management and Technology at the University of Pennsylvania; she received her B.S. in Economics with concentrations in Finance and Management from The Wharton School and her B.A.S. in Computer Science from the School of Engineering & Applied Sciences.
The table below shows the dollar range of shares of our common stock beneficially owned by our portfolio manager.

Name of Portfolio Manager	Dollar Range of Equity Securities of NMFC(1)(2)
John R. Kline	over $1,000,000
__________________
(1)The dollar range of equity securities beneficially owned in NMFC is based on the closing price for NMFC’s common stock of $11.97 on May 15, 2023 on the NASDAQ. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)The dollar range of equity securities beneficially owned are: none, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000 or over $1,000,000.
The Investment Adviser also manages the following entities, which execute similar investment strategies to NMFC.

Name	Entity	Investment Focus	Gross Assets ($ in millions) as of 12/31/22
New Mountain Guardian Partners II, L.P. & New Mountain Guardian Partners II Offshore, L.P.	Private fund	U.S. middle-market lending	$330.1
New Mountain Guardian III BDC, L.L.C.	Business development company	U.S. middle-market lending	$2,095.2
New Mountain Guardian IV BDC, L.L.C.	Business development company	U.S. middle-market lending	$130.0
New Mountain Guardian IV Unlevered BDC, L.L.C.	Business development company	U.S. middle-market lending	$—
NMF SLF I, Inc.	Business development company	U.S. middle-market lending	$1,196.6

Mr. Kline serves as a co-portfolio manager of New Mountain Guardian Partners II, L.P. & New Mountain Guardian Partners II Offshore, L.P. (“Guardian II”), New Mountain Guardian III BDC, L.L.C. (“Guardian III”), New Mountain Guardian IV BDC, L.L.C. (“Guardian IV”), New Mountain Guardian IV Unlevered BDC, L.L.C. (“Guardian IV Unlevered”) and NMF SLF I, Inc. (“SLF I”). Mr. Kline is a Managing Director of New Mountain Capital. See “Item 1A — Risk Factors — Risks Relating to Our Business — The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as stockholders which could adversely impact our investment returns” in our most recent Annual Report on Form 10-K. See “Item 1A — Risk Factors — Risks Related to Our Operations — The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as stockholders which could adversely impact our investment returns” in our most recent Annual Report on Form 10-K.
Compensation
None of the Investment Adviser’s investment professionals are employed by us or will receive any direct compensation from us in connection with the management of our portfolio. Mr. Klinsky, through his financial interest in the Investment Adviser, is entitled to a portion of any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of the Investment Management Agreement, less expenses incurred by the Investment Adviser in performing its services under the Investment Management Agreement.

DETERMINATION OF NET ASSET VALUE
Quarterly Net Asset Value Determinations
We conduct the valuation of assets, pursuant to which our NAV is determined, at all times consistent with GAAP and the 1940 Act. We determine our NAV on a quarterly basis, or more frequently if required under the 1940 Act.
We apply fair value accounting in accordance with GAAP. We value our assets on a quarterly basis, or more frequently if required under the 1940 Act. In all cases, our board of directors is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available, and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. Our quarterly valuation procedures are set forth in more detail below:
(a)Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.
(b)Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.
1.Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Investment Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Investment Adviser is unable to sufficiently validate the quote(s) internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below);
2.For investments other than bonds, we look at the number of quotes readily available and perform the following procedures:
1.Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained. We will evaluate the reasonableness of the quote, and if the quote is determined to not be representative of fair value, the Company will use one or more of the methodologies outlined below to determine fair value;
2.Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Investment Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. If the Investment Adviser is unable to sufficiently validate the quote internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).
(c)Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:
1.Each portfolio company or investment is initially valued by the investment professionals of the Investment Adviser responsible for the credit monitoring;
2.Preliminary valuation conclusions will then be documented and discussed with our senior management;
3.If an investment falls into (3) above for four consecutive quarters and if the investment’s par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which we do not have a readily available market quotation will be reviewed by an independent valuation firm engaged by our board of directors; and

4.When deemed appropriate by our management, an independent valuation firm may be engaged to review and value investment(s) of a portfolio company, without any preliminary valuation being performed by the Investment Adviser. The investment professionals of the Investment Adviser will review and validate the value provided.
For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.
The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of certain investments may fluctuate from period to period and the fluctuations could be material.
Determinations in Connection with Offerings
In connection with future offering of shares of our common stock, our board of directors, an authorized committee thereof, or a designee authorized under the 1940 Act will be required to make a good faith determination that it is not selling shares of our common stock at a price below the then current NAV of our common stock at the time at which the sale is made. Our board of directors, an authorized committee thereof, or a designee authorized under the 1940 Act will consider the following factors, among others, in making such determination:
•the NAV per share of our common stock disclosed in the most recent periodic report that we filed with the SEC;
•Our management’s assessment of whether any material change in the NAV per share of its common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV per share of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and
•the magnitude of the difference between (i) a value that our board of directors or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of our common stock, which is based upon the NAV of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the NAV of our common stock since the date of the most recently disclosed NAV of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.
Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price per share below the then current NAV per share of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the NAV per share of our common stock fluctuates by certain amounts in certain circumstances until the prospectus is amended, our board of directors will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the NAV per share of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the NAV per share of our common stock to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our distributions on behalf of our stockholders in additional shares of common stock, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of the dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions.
No action will be required on the part of a registered stockholder to have their cash distributions reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer and Trust Company, LLC the plan administrator and our transfer agent and registrar, in writing, by phone or through the internet so that such notice is received by the plan administrator no later than three days prior to the payment date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing, by phone or through the internet at any time, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share less a transaction fee of the lesser of (i) $15.00 and (ii) the price of the fractional share.
We will use only newly issued shares to implement the plan if the price at which newly issued shares are to be credited is equal to or greater than 110.0% of the last determined NAV of the shares. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NASDAQ on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NASDAQ or, if no sale is reported for such day, the average of their electronically reported bid and asked prices. We reserve the right to purchase its shares in the open market in connection with its implementation of the plan if the price at which its newly issued shares are to be credited does not exceed 110.0% of the last determined NAV of the shares. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.
There will be no brokerage charges or other charges for dividend reinvestment to stockholders who participate in the plan. We will pay the plan administrator’s fees under the plan. If a participant elects by written, telephone, or internet notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.
Stockholders who receive distributions in the form of stock generally are subject to the same U.S. federal income tax consequences as are stockholders who elect to receive their distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a holding period for U.S. federal income tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.astfinancial.com, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer and Trust Company, LLC, 6201 15th Ave, Brooklyn, New York 11219 or by calling the plan administrator’s Interactive Voice Response System at (800) 937-5449.

DESCRIPTION OF SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights, warrants and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus contains, and any applicable prospectus supplement or related free writing prospectus that we may authorize to be provided to you related to any security being offered will contain, the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
The following description is based on relevant portions of the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, as amended, and amended and restated bylaws. This summary is not necessarily complete, and we refer you to the DGCL, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 100,937,026 shares are outstanding as of May 15, 2023. Our common stock is listed on the NASDAQ under the ticker symbol “NMFC”. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally will not be personally liable for our debts or obligations.
The following are our outstanding classes of securities as of May 15, 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by NMFC or for Its Account	(4) Amount Outstanding Exclusive of Amount Under Column 3
Common Stock	200,000,000	—	100,937,026
Preferred Stock	2,000,000	—	—
Common Stock
Under the terms of our amended and restated certificate of incorporation, all shares of our common stock will have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized and declared by our board of directors out of funds legally available therefore. Shares of our common stock will have no preemptive, exchange, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock will be entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of our directors (other than directors to be elected solely by the holders of preferred stock), and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to issue preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Delaware law and by our amended and restated certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of our common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66.7% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation will include a provision that eliminates the personal liability of its directors for monetary damages for actions taken as a director, except for liability:
•for breach of duty of loyalty;
•for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL (unlawful dividends); or
•for transactions from which the director derived improper personal benefit.
Under our amended and restated bylaws, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct.
Delaware law also provides that indemnification permitted under the law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.
We have obtained liability insurance for our officers and directors.
Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions; Anti-Takeover Measures
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as summarized below, and applicable provisions of the DGCL and certain other agreements to which we are a party may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Classified Board; Vacancies; Removal. The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from acquiring us. Our board of directors is divided into three classes, with the term of one class expiring at each annual meeting of stockholders. At each annual meeting, one class of directors is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the board of directors.
Our amended and restated certificate of incorporation provides that, subject to the applicable requirements of the 1940 Act and the rights of any holders of preferred stock, any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by vote a majority of the directors then in office.
A director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least 75.0% of the shares then entitled to vote for the election of the respective director.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors or (2) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the amended and restated bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the amended and restated bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform its stockholders and make recommendations about such qualifications or business, as well as to approve a more orderly procedure for conducting meetings of stockholders. Although our amended and restated bylaws do not give its board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Amendments to Certificate of Incorporation and Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions, among others, may be amended by our stockholders only by a vote of at least two-thirds of the shares of our capital stock entitled to vote:
•the classification of our board of directors;
•the removal of directors;
•the limitation on stockholder action by written consent;
•the limitation of directors’ personal liability to us or our stockholders for breach of fiduciary duty as a director;
•the ability to call a Special Meeting of Stockholders being vested in our board of directors, the chairperson of our board, our chief executive officer and in the holders of at least fifty (50) percent of the voting power of all shares of our capital stock generally entitled to vote on the election of directors then outstanding subject to certain procedures; and
•the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote.

The amended and restated bylaws generally can be amended by approval of (i) a majority of the total number of authorized directors or (ii) the affirmative vote of the holders of at least two-thirds of the shares of our capital stock entitled to vote.
Calling of Special Meetings by Stockholders. Our certificate of incorporation and bylaws also provide that special meetings of the stockholders may only be called by our board of directors, the chairperson of our board, our chief executive officer or upon the request of the holders of at least 50.0% of the voting power of all shares of our capital stock, generally entitled to vote on the election of directors then outstanding, subject to certain limitations.
Section 203 of the Delaware General Corporation Law. We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15.0% or more of a corporation’s voting stock. In our certificate of incorporation, we have elected not to be bound by Section 203.
Our credit facilities also include change of control provisions that accelerate the indebtedness under the credit facilities in the event of certain change of control events. If certain transactions were engaged in without the consent of the lender, repayment obligations under the credit facilities could be accelerated.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, we have 2,000,000 shares of preferred stock, par value $0.01, authorized of which no shares are currently outstanding. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock. If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66.7% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.
For any series of preferred stock that we may issue, our board of directors will determine and the amendment to the charter and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise Of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such shares of common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock;
•if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

NMFC and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to that particular series of debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. The base indenture has been attached, or incorporated by reference, as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150.0% after each issuance of debt (which means we can borrow $2 for every $1 of our equity), but giving effect to any exemptive relief granted to us by the SEC. See “Item 1A — Risk Factors — Risks Related to Our Operations — Recent legislation allows us to incur additional leverage, which could increase the risk of investing in our securities” in our most recent Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. NMFC and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. NMFC and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security;
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the U.S., in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;
•the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:
•in the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or NMFC’s as applicable, having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any of our affiliates, or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or requests a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieve covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.
In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Procedures
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations”, the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and certain aspects of their application to us are not completely clear. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our stockholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, persons that hold shares of our common stock through a foreign financial institution, persons that hold shares of our common stock through a non-financial foreign entity, Non-U.S. stockholders (as defined below) engaged in a trade or business in the U.S. or Non-U.S. stockholders entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•A citizen or individual resident of the U.S.;
•A corporation, or other entity treated as a corporation , created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;
•A trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A stockholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to each stockholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.
Our Election to be Taxed as a RIC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends distributed by us generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other tax attributes of ours generally will not pass through to our stockholders, subject to special rules for certain items such as net capital gains and qualified dividend income recognized by us. See “— Taxation of U.S. Stockholders” and “— Taxation of Non-U.S. Stockholders” below.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must distribute to our stockholders, for each taxable year, at least 90.0% of our “investment company taxable income”, which generally is our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,
then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our stockholders. We will be subject to U.S. federal income tax at corporate rates on any income that we do not timely distribute to our stockholders. If we fail to qualify as a RIC, we will be subject to U.S. federal income tax at the regular corporate rates on all of our income and capital gains.
We will be subject to a 4.0% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98.0% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and net capital gains that we recognized in preceding years, but were not distributed in such years and on which we did not pay U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to make distributions to our stockholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90.0% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90.0% Income Test”); and

•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and
•no more than 25.0% of the value of our assets is invested in (1) the securities, other than U.S. government securities or securities of other RICs, of: one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or (3) the securities of certain “qualified publicly traded partnerships” (the “Diversification Tests”).
NMF Holdings and NMFDB are treated as disregarded entities for U.S. federal income tax purposes. As a result, NMF Holdings and NMFDB will not be separately subject to U.S. federal income tax and, for U.S. federal income tax purposes, we will take into account all of NMF Holdings’ and NMFDB’s assets and items of income, gain, loss, deduction and credit. In the remainder of this discussion, except as otherwise indicated, references to “we” “us” “our” and “NMFC” include NMF Holdings and NMFDB.
SBIC I GP, SBIC I, SBIC II GP and SBIC II are treated as disregarded entities for U.S. federal income tax purposes. As a result, SBIC I GP, SBIC I, SBIC II GP and SBIC II will not be separately subject to U.S. federal income tax and, for U.S. federal income tax purposes, we will take into account all of SBIC I GP’s, SBIC I’s, SBIC II GP’s and SBIC II’s assets and items of income, gain, loss, deduction and credit. In the remainder of this discussion, except as otherwise indicated, references to “we” “us” “our” and “NMFC” include SBIC I GP, SBIC I, SBIC II GP and SBIC II.
NMF Ancora, NMF QID, NMF YP, NMF Permian, NMF HB, NMF TRM, NMF Pioneer and NMF OEC are Delaware corporations. NMF Ancora, NMF QID, NMF YP, NMF Permian, NMF HB, NMF TRM, NMF Pioneer and NMF OEC are not consolidated for income tax purposes and may each incur U.S. federal, state and local income tax expense with respect to their respective income and expenses earned from investment activities.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. In such event, we may liquidate certain investments, if necessary. We may recognize gains or losses from such liquidations. In the event that we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discounts or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to U.S. federal income tax (and any applicable state and local taxes).
Because we intend to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our stockholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1 — Business — Senior Securities” in our most recent Annual Report on Form 10-K. Limits on distributions to our stockholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4.0% U.S. federal excise tax.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure of NMFC to Qualify as a RIC
If we fail to satisfy the 90.0% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain U.S. federal income taxes at corporate rates or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our stockholders. Distributions would not be required. However, if distributions were made, any such distributions would be taxable to our stockholders as ordinary dividend income and, subject to certain holding period and other limitations under the Code, any such distributions may be eligible for the 20.0% maximum rate applicable to non-corporate taxpayers to the extent of our current or accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-

qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gains without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90.0% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
Passive Foreign Investment Companies
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of, such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. This additional tax and interest may apply even if the we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by us to our shareholders. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark to market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4.0% U.S. federal excise tax. See “— Taxation of NMFC as a RIC” above.
Foreign Currency Transactions
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “— Taxation of Non-U.S. stockholders” below.
Distributions
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent that such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20.0%. In this regard, it is anticipated that distributions paid by NMFC will generally not be attributable to dividends received by us and, therefore, generally will not qualify for the 20.0% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to its stockholders will be taxable to a U.S.

stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjuted tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to its stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.
A “publicly offered RIC” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We expect to qualify as a publicly offered RIC.
If we qualify as a publicly offered RIC, we may distribute taxable dividends that are payable in part in our common stock. In accordance with certain applicable Treasury regulations and published guidance issued by the Internal Revenue Service, a publicly offered RIC may treat a distribution of its own stock as fulfilling the RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20.0% of the aggregate declared distribution. If too many stockholders elect to receive cash, the cash available for distribution must be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such stockholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable stockholders receiving such dividends will be required to include the amount of the dividends as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made, and we will be subject the 4% excise tax on such amounts. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
Dividend Reinvestment Plan
Under the dividend reinvestment plan, if a U.S. stockholder owns shares of our common stock registered in the U.S. stockholder’s own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. stockholder opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the plan administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, non-corporate U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with a modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income”, which generally includes net income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21.0% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. stockholder or $10.0 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Stockholders
The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the backup withholding and FATCA (defined below) discussions below, distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. No withholding will be required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder).
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. stockholder.
Dividend Reinvestment Plan
Under our dividend reinvestment plan, if a Non-U.S. stockholder owns shares of our common stock registered in the Non-U.S. stockholder’s own name, the Non-U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless it opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the plan administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gain dividend or interest-related dividend, if applicable, and is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. stockholder), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.
Backup Withholding
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or “FFIs,” unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or

“IGA” with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.
Certain State, Local and Foreign Tax Matters
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our stockholders, and our stockholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.

REGULATION
For more information on regulation please see the sections entitled “Operating and Regulatory Environment” and “SBA Regulation” in “Item 1 — Business” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference. See “Available Information” below for more information regarding where you can obtain a copy of our codes of ethics and the Proxy Voting Policies and Procedures of our Investment Adviser.
Fundamental Investment Policies
Neither our investment objective nor our investment policies are identified as fundamental. Accordingly, our investment objective and policies may be changed by us without the approval of our stockholders.
NASDAQ Corporate Governance Regulations
The NASDAQ has adopted corporate governance regulations with which listed companies must comply with. We intend to be in compliance with such corporate governance listing standards applicable to BDCs. We intend to monitor our compliance with all future listing standards and to take all necessary actions to ensure that we are in compliance therewith. If we were to be delisted by the NASDAQ, the liquidity of our common stock would be materially impaired.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 10.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NASDAQ may engage in passive market making transactions in our common stock on the NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NASDAQ. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

SAFEKEEPING AGENT, CUSTODIAN, TRANSFER AGENT, DISTRIBUTION PAYING AGENT AND REGISTRAR
We maintain custody of our assets in accordance with the requirements of Rule 17f-2 under the 1940 Act. Also in accordance with this rule, some of our portfolio securities are held under a safekeeping agreement, by Wells Fargo Bank, National Association, which is a bank whose functions and physical facilities are supervised by federal or state authority. The address of the safekeeping agent is: 9062 Old Annapolis Road, Columbia, Maryland 21045. In addition, some of our portfolio securities are held under a custody agreement by U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). The address of the custodian is: One Federal Street, 10th Floor, Boston, Massachusetts 02110. American Stock Transfer & Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal address of the transfer agent, distribution paying agent and registrar is 6201 15th Avenue, Brooklyn, New York 11219, telephone number: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we expect that we will infrequently use brokers in the normal course of our business. Subject to policies established by our board of directors, the Investment Adviser is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of New Mountain Finance Corporation incorporated by reference in this Prospectus, and the effectiveness of New Mountain Finance Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended March 31, 2023 and 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.
The principal business address of Deloitte & Touche LLP is 30 Rockefeller Center Plaza, New York, New York 10112.
AVAILABLE INFORMATION
This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at 1633 Broadway, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at http://www.newmountainfinance.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

PRIVACY NOTICE
Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our stockholders and prospective and former stockholders. These policies apply to our stockholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•Authorized Employees of our Investment Adviser. It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.
•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.
We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.
If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our chief compliance officer at (212) 655-0291.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
• Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023;
• Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 8, 2023;
•Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 27, 2023, March 10, 2023, March 24, 2023, April 24, 2023, April 28, 2023, May 4, 2023, and May 15, 2023;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 8, 2023 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and
•The description of our common stock contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2022, which updated the description thereof in our Registration Statement on Form 8-A (File No. 001-35183), as filed with the SEC on May 19, 2011, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
New Mountain Finance Corporation
1633 Broadway, 48th Floor
New York, NY 10019
(212) 720-0300
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

New Mountain Finance Corporation
$

          % Notes due

PRELIMINARY PROSPECTUS SUPPLEMENT
January           , 2024

Joint Book-Running Managers
BofA Securities	Deutsche Bank Securities	SMBC Nikko	Wells Fargo Securities